Exhibit 10.1
CREDIT AND SECURITY AGREEMENT
     THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of May 29, 2007 by and among (a) ISOTIS, INC., a Delaware corporation, ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), (b) MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, Sole Lead Arranger and Sole Bookrunner and (c) Silicon Valley Bank and the other financial institutions or other entities from time to time parties hereto, each as a Lender.
RECITALS
Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:
ARTICLE 1 — DEFINITIONS
     Section 1.1 Certain Defined Terms.
     The following terms have the following meanings:
     “Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.
     “Accounts” means collectively any “account” (as defined in Article 9 of the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “payment intangibles” (as defined in Article 9 of the UCC), and IP Proceeds and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, and all proceeds of any of the foregoing.
     “Administrative Agent” means Merrill Lynch, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of Merrill Lynch in such capacity.
     “Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
     “Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar
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extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
     “Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset. For the avoidance of doubt, the continued existence of any license agreement pursuant to which any Credit Party or any Subsidiary of any Credit Party licenses as the licensor any of its Intellectual Property, which such license agreement is either (x) in existence on the Closing Date or (y) entered into by the applicable Credit Party after the Closing Date in accordance with Section 5.4, shall not be deemed to be an “Asset Disposition” for any purpose under this Agreement.
     “Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.
     “Base Rate” means the LIBOR Rate.
     “Base Rate Margin” means (a) 3.00% per annum with respect to the Revolving Loans and other Obligations (other than the Term Loan), and (b) 4.50% per annum with respect to the Term Loan.
     “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.
     “Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.
     “Borrower Representative” means Principal Borrower, in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Administrative Agent.
     “Borrowing Base” means:
          (a) the product of (i) eighty-five percent (85.0%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; minus
          (b) the amount of any reserves and/or adjustments provided for in this Agreement.
     “Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.
     “Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
     “Change in Control” means any of the following events: (a) any Person or two or more Persons acting in
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concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of Principal Borrower (or other securities convertible into such voting stock) representing 20% or more of the combined voting power of all voting stock of Principal Borrower; (b) Principal Borrower ceases to own, as applicable, (x) prior to the completion of the Swiss Squeeze-Out Transactions, at least 90.5% of the issued and outstanding capital stock of the Swiss Subsidiary or (y) from and after the completion of the Swiss Squeeze-Out Transactions, 100% of the issued and outstanding capital stock of the Swiss Subsidiary; (c) OrthoBiologics ceases to be a wholly-owned direct Subsidiary of either the Swiss Subsidiary or Principal Borrower (it being understood that at any one time, only one of the Swiss Subsidiary or Principal Borrower may own the stock of OrthoBiologics), (d) the Swiss Subsidiary ceases to own 100% of the issued and outstanding capital stock of any of its Subsidiaries other than OrthoBiologics or (e) Principal Borrower ceases to own, directly or indirectly, 100% of the capital stock of any of its Subsidiaries other than the Swiss Subsidiary, OrthoBiologics or any wholly-owned Subsidiary of the Swiss Subsidiary. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934; or (c) any “Change of Control”, “Change in Control”, or terms of similar import under any Subordinated Debt Document..
     “Closing Date” means the date of this Agreement.
     “Closing Date Accell Products” means Borrower’s “Accell” orthobiologics Products marketed as of the Closing Date as “Accell TBM” and “Accell Putty”..
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means all property, now existing or hereafter acquired, that is mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.
     “Commitment Annex” means Annex A to this Agreement.
     “Commitment Expiry Date” means June 1, 2010.
     “Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.
     “Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any swap agreement or other derivative instrument, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any guaranty or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determinable amount, the Borrower Representative’s reasonable estimation of the maximum amount so guarantied or otherwise supported.
     Contracts” means (a) employment agreements covering the management of any Credit Party, (b) collective bargaining agreements or other similar labor agreements covering any employees of any Credit Party, (c) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is
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bound, (d) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, Intellectual Property licenses, agreements providing for the sale or transfer of rights to Intellectual Property providing for ongoing royalty or similar payment to the seller or transferor, or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf” products), or seller/transferor or buyer/transferee, or (f) customer, distribution, marketing or supply agreements to which any Credit Party is a party, (g) partnership agreements to which any Credit Party is a general partner or joint venture agreements to which any Credit Party is a party, (h) [RESERVED], or (i) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect.
     “Credit Exposure” means any period of time during which the Revolving Loan Commitment or Term Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted, with respect thereto.
     “Credit Party” means any guarantor under a guaranty of the Obligations or any part thereof, any Borrower and any other Person (other than Administrative Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively.
     “Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all Debt or other obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (i) all Debt of others guarantied by such Person; and (j) off-balance sheet liabilities and/or Pension Plan liabilities or Multiemployer Plan liabilities of such Persons. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans and Letter of Credit Liabilities.
     “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.
     “Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC).
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each bank or financial institution in which such Borrower maintains a Deposit Account pursuant to which Administrative Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Deposit Account..
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Eligible Accounts” means, subject to the criteria below, an account receivable of a Borrower, which was generated in the Ordinary Course of Business, which was generated originally in the name of such Borrower and not acquired via assignment or otherwise. The net amount of Eligible Accounts at any time shall be (a) the face amount
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of such Eligible Accounts as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, and (b) adjusted by applying percentages (known as “liquidity factors”) by payor and/or payor class based upon the applicable Borrower’s actual recent collection history for each such payor and/or payor class in a manner consistent with Administrative Agent’s underwriting practices and procedures. Such liquidity factors may be adjusted by Administrative Agent from time to time as warranted by Administrative Agent’s underwriting practices and procedures and using Administrative Agent’s good faith credit judgment. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:
     (a) the Account remains unpaid more than ninety (90) days past the claim or invoice date (but in no event more than one hundred fifteen (115) days after the applicable goods or services have been rendered or delivered);
     (b) the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
     (c) if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);
     (d) if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;
     (e) if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any law or the Account represents a progress billing for which services have not been fully and completely rendered;
     (f) the Account is subject to a Lien other than a Permitted Lien, or Administrative Agent does not have a Lien on such Account;
     (g) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless Administrative Agent has “control” (as defined in Article 9 of the UCC) over and/or possession of (as applicable depending on whether such asset is tangible or electronic) such Chattel Paper or Instrument;
     (h) the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;
     (i) more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are ineligible under subclause (a) above (in which case, all Accounts from such Account Debtor shall be ineligible);
     (j) without limiting the provisions of subclause (i) above, fifty percent (50%) or more of the aggregate unpaid Accounts from the Account Debtor obligated on the Account are not deemed Eligible Accounts under this Agreement for any reason;
     (k) the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such 20% limitation shall be considered ineligible);
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     (l) any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any respect;
     (m) the Account is unbilled or has not been invoiced to the Account Debtor;
     (n) the Account is an obligation of an Account Debtor that is the federal (or local) government or a political subdivision thereof, unless Administrative Agent has agreed to the contrary in writing and Administrative Agent has received from the Account Debtor the acknowledgement of Administrative Agent’s notice of assignment of such obligation pursuant to this Agreement;
     (o) the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder;
     (p) the Account Debtor has its principal place of business or executive office outside the United States
     (q) the Account is payable in a currency other than United States dollars;
     (r) the Account Debtor is an individual;
     (s) the Borrower owning such Account has not signed and delivered to Administrative Agent notices, in the form requested by Administrative Agent, directing the Account Debtors to make payment to the applicable Lockbox Account;
     (t) the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);
     (u) the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien; or
     (v) the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Administrative Agent in its good faith credit judgment and discretion exercised in good faith.
     “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (a) Administrative Agent, and (b) unless an Event of Default has occurred and is continuing, Borrower Representative (such approval of Borrower Representative not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by Borrower Representative within five (5) Business Days of request therefor); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include Borrowers or any of Borrowers’ Affiliates or Subsidiaries and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment or any unfunded portion of the Term Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Revolving Loan Commitment or Term Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent.
     Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, medical wastes, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, medical wastes, Hazardous Materials or wastes or the clean-up or other remediation thereof.
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     “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
     “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower or any of its Subsidiaries under Section 414(b), 414(c), 414(m) or 414(o) of the Code.
     “ERISA Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) (other than a Pension Plan or a Multiemployer Plan) which is maintained or otherwise contributed to by any Borrower or any Subsidiary of any Borrower or any other ERISA Affiliate.
     “Event of Default” has the meaning set forth in Section 10.1.
     “Excluded Property” has the meaning set forth in Schedule 9.1.
     “Financing Documents” means this Agreement, any Notes, the Security Documents, any fee letter among Merrill Lynch and any of the Borrowers relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Foreign Subsidiary” means any Subsidiary of any Borrower that is not organized under the laws of any state of the United States or the District of Columbia.
     “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.
     “Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by-products and other hydrocarbons, (f) mold, and (g) any other pollutant, medical waste, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.
     “Indemnitees” has the meaning set forth in Section 12.15.
     “Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
     “Investment” means any investment in any Person, whether by means of acquiring (whether for cash,
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property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, guaranties or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.
     “IP Proceeds” has the meaning set forth in Schedule 9.1.
     “Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Specific Laws, Healthcare Laws and Environmental Laws.
     “LC Issuer” means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder. Without limitation of Administrative Agent’s discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.
     “Lender” means each of (a) Merrill Lynch and Silicon Valley Bank, each in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 12.6, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.
     “Lender Letter of Credit” means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.
     “Letter of Credit” means a standby letter of credit issued for the account of any Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.
     “Letter of Credit Liabilities” means, at any time of calculation, the sum of (a) without duplication, the amount then available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met, plus (b) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.
     “LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) as adjusted on a daily basis and effective on the second full Business Day after each such day (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a comparable
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replacement index or replacement page, as the case may be.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
     “Loan(s)” means the Term Loan, the Revolving Loans and each and every advance under the Term Loan, the Revolving Loans or any combination of the foregoing, as the context may require. All references herein to the “making” of a Loan or words of similar import shall mean, with respect to the Term Loan, the making of any advance in respect of a Term Loan.
     “Lockbox” has the meaning set forth in Section 2.11.
     “Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which collections of Accounts are paid.
     “Lockbox Bank” has the meaning set forth in Section 2.11.
     “Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business or properties of the Credit Parties taken as a whole, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document, or (v) the value of any material Collateral.
     “Material Contracts” means (i) those Contracts set forth in clauses (b), (g) and (i) of the definition of “Contracts” herein and (ii) those Contracts set forth in clauses (a), (c), (d), (e) and (f) of the definition of “Contracts” herein that require payment of more than $250,000 in any year.
     “Maximum Lawful Rate” has the meaning set forth in Section 2.7.
     “Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.
     “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA which is covered by Title IV of ERISA.
     “Non-Funding Lender” means a Lender that has delivered a notice to the Administrative Agent stating that such Lender shall cease making Revolving Loans and/or advances in respect of the Term Loan (if any portion of the Term Loan Commitment remains unfunded and available at the applicable time) due to the non-satisfaction of one or more conditions set forth in Article 7, and specifying any such non-satisfied conditions; provided, however, that any Lender delivering any such notice shall be a Non-Funding Lender solely over the period commencing on the Business Day following receipt by Administrative Agent of such notice, and terminating on such date that such Lender has either revoked the effectiveness of such notice or acknowledged to Administrative Agent the satisfaction of the condition specified in such notice.
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     “Notes” shall have the meaning set forth in Section 2.3.
     “Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.
     “Notice of LC Credit Event” means a notice from a Responsible Officer of Borrower Representative to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (a) the date of issuance or increase of a Letter of Credit; (b) the identity of the LC Issuer with respect to such Letter of Credit, (c) the expiry date of such Letter of Credit; (d) the proposed terms of such Letter of Credit, including the face amount; and (e) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.
     “Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Support Agreements and all Lender Letters of Credit.
     “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
     “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
     “Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party materially in accordance with past practices.
     “Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).
     “OrthoBiologics” means IsoTis OrthoBiologics, Inc., a Washington corporation.
     “OrthoBiologics/Swiss Indebtedness” means the Debt owing from OrthoBiologics to the Swiss Subsidiary pursuant to (i) that certain Promissory Note, dated March 27, 2007 by OrthoBiologics in favor of IsoTis, S.A. in an original aggregate principal amount of $3,000,000 and (ii) that certain Promissory Note, dated February 12, 2007 by OrthoBiologics in favor of IsoTis, S.A. in an original aggregate principal amount of $1,000,000.
     “Osteotech Indebtedness” means the Debt of OrthoBiologics owing to Osteotech, Inc. pursuant to that certain Promissory Note, dated October, 2003, assumed by OrthoBiologics as part of the acquisition of GenSci OrthoBiologics, Inc. in favor of Osteotech, Inc. as more fully described on Schedule 5.1.
     “Osteotech LC Cash Collateral” means the cash collateral maintained by OrthoBiologics and/or the Swiss Subsidiary in a restricted cash account at City National Bank to secure that certain Irrevocable Standby Letter of Credit issued by City National Bank in a declining amount securing the Osteotech Indebtedness as more fully described on Schedule 5.1.
     “Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower Representative.
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     “Pension Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
     “Permits” means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted.
     “Permitted Acquisitions” means the acquisition of all or substantially all of the assets of another Person, or of a business line or a unit or division of another Person, provided that after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, there shall be no decrease in the Borrowers’ tangible net worth after giving effect to such acquisition (as confirmed to Administrative Agent pursuant to a written certificate from a Responsible Officer of Borrowers) and the aggregate amount of such acquisitions during the term of this Agreement (together with, but without duplication of, (i) the aggregate amount of all acquisitions permitted under clause (h) of the definition of Permitted Investments during the term of this Agreement plus (ii) the aggregate amount of all Permitted Foreign Investments (without duplication for any Permitted Foreign Investment that is also a Permitted Acquisition or a Permitted Investment under clause (h) of the definition thereof) during the term of this Agreement) shall not exceed $500,000.
     “Permitted Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Permitted Asset Dispositions” means the following Asset Dispositions provided that, except in the case of any Asset Disposition described in clause (i) below, at the time of such Asset Disposition, no Default or Event of Default exists or would result from such Asset Disposition: (i) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (ii) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Borrower or Subsidiary determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, (iii) the granting of non-exclusive licenses (or exclusive licenses limited to a particular geographic range outside of the United States or field of use outside of the United States), (iv) dispositions approved by Administrative Agent and, if the disposition pertains to Intellectual Property, by Required Lenders and (v) dispositions of cash equivalents for fair market value.
     “Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Borrower(s); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) neither any Accounts or Intellectual Property or IP Proceeds nor any material amount of other Collateral, or any interest in any such foregoing described Collateral, shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers, provided that the existence of any inchoate Liens for which no levy has been made with respect to any such forgoing described Collateral shall not be deemed to violate the provisions of this clause (c); (d) Borrowers have given Administrative Agent notice of the intent to so contest the obligation and the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (e) upon a final determination of such contest, Borrowers shall promptly comply with the requirements thereof.
     “Permitted Contingent Obligations” means: (a) Contingent Obligations arising in respect of the Debt under the Financing Documents and Letter of Credit Liabilities; (b) Contingent Obligations outstanding on the date
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of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms); (c) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $25,000 in the aggregate at any time outstanding and with respect to bonds provided to utilities with respect to utility services provided to Borrowers in the Ordinary Course of Business; (d) Contingent Obligations arising from endorsements of negotiable instruments for collection or deposit in the Ordinary Court of Business; (e) Contingent Obligations arising under interest rate or foreign currency or foreign exchange rate swap agreements or other derivative instruments concerning interest rates or foreign currency or foreign exchange rates entered into in the Ordinary Course of Business and not entered to for speculative purposes; (f) customary seller’s indemnification obligations and liabilities arising in connection with any Permitted Asset Dispositions or any other Asset Dispositions made in compliance with this Agreement in favor of the purchasers in such Asset Disposition transactions; (g) guarantees by any Borrower(s) of any Debt of any Subsidiary organized in the United States if such Debt is Permitted Indebtedness or otherwise incurred in compliance with this Agreement, (h) Permitted Foreign Investments pursuant to clause (c) of the definition thereof; and (i) other Contingent Obligations not permitted by the preceding clauses, not to exceed $25,000 in the aggregate at any time outstanding.
     “Permitted Distributions” means the following Restricted Distributions: (a) dividends or distributions that are (1) made by any direct Subsidiary of any Borrower to such parent Borrower, (2) made by any second-tier Foreign Subsidiary to a Foreign Subsidiary that is a wholly-owned Subsidiary of a Borrower or (3) made pursuant to and permitted by Section 5.14(b) below; (b) dividends solely in common stock; (c) repurchases of stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that such repurchase does not exceed $50,000 in the aggregate per fiscal year; (d) payments made by any Borrower to any other Borrower in respect of any intercompany Debt constituting Permitted Indebtedness under clause (l) of the definition of Permitted Indebtedness and (e) payments made by any Foreign Subsidiary to any Borrower in respect of any intercompany Debt constituting Permitted Indebtedness under clause (m) of the definition of Permitted Indebtedness.
     “Permitted Foreign Investment” means any of the following, so long as the aggregate amount of all moneys, funds or other assets transferred, expended or otherwise paid as consideration by any Borrower in any and all such transactions during the term of this Agreement, together with, but without duplication of, (i) the aggregate amount of all Permitted Acquisitions that are not also Permitted Foreign Investments during the term of this Agreement plus (ii) the aggregate amount of all acquisitions permitted under clause (h) of the definition of Permitted Investments that are not also Permitted Foreign Investments during the term of this Agreement, shall not exceed $500,000: (a) Permitted Acquisitions consisting of transactions whereby any one or more Borrowers shall make payments on behalf of or provide moneys or funds to any Foreign Subsidiary for the purpose of allowing such Foreign Subsidiary to acquire all or substantially all of the assets of another Person, or of a business line or a unit or division of another Person, (b) Permitted Investments under clause (h) of the definitions thereof consisting of transactions whereby any one or more Borrowers shall make payments on behalf of or provide moneys or funds to any Foreign Subsidiary for the purpose of allowing such Foreign Subsidiary to acquire all or substantially all of the capital stock of another Person or form and capitalize a new Subsidiary, (c) the making of any intercompany Loans by and from any one or more Borrowers to and payable by any Foreign Subsidiary and/or the guaranty by any one or more Borrowers of any Debt of any Foreign Subsidiary that is Permitted Indebtedness, (d) the making of any capital contribution by any one or more Borrowers to any Foreign Subsidiary or (d) any other transfer of money, funds or other assets by and from any one or more Borrowers to any Foreign Subsidiary.
     “Permitted Indebtedness” means: (a) Borrower’s Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $100,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment (including though capital leases) used in the Ordinary Course of Business and secured only by such equipment (including any refinancing or, extensions to such Debt so long as (i) none of the payments scheduled on, the principal amortization of or ultimate maturity of the applicable Debt is shortened or advanced, (ii) the principal amount outstanding at the time of such refinance or extension on the applicable Debt is not increased and (iii) no additional Liens in any assets or property
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of any Borrower or any Subsidiary of any Borrower in excess of any Liens granted in connection with the original incurrence of such Debt in accordance with clause (h) of the definition of Permitted Liens are granted or created); (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt, if any, arising under interest rate or foreign currency or foreign exchange rate swap agreements or other derivative instruments concerning interest rates or foreign currency or foreign exchange rates entered into in the Ordinary Course of Business and not for speculative purposes; (f) trade accounts payable arising in the Ordinary Course of Business; (g) Subordinated Debt, (h) any Debt incurred as a Required Securities Financing (h) Debt consisting of promissory notes issued by any Credit Party to current or former officers, directors or employees to purchase or redeem stock of Principal Borrower upon the termination or separation of any such officer, director or employer pursuant to any employment agreement or contract between such Credit Party and such person, or pursuant to the terms of any official stock repurchase plan of Principal Borrower; (i) Debt in respect of netting services and overdraft protections in connection with any Credit Party’s Deposit Accounts between the applicable Credit Party and the applicable financial institutions at which any such Deposit Accounts are maintained; (j) customary seller’s indemnification obligations and liabilities arising in connection with any Permitted Asset Dispositions or any other Asset Dispositions made in compliance with this Agreement in favor of the purchasers in such Asset Disposition transactions; (k) Debt consisting of equity securities of Principal Borrower pursuant to which Principal Borrower has any obligations to repurchase or redeem such equity securities (other than obligations arising upon exercise by Principal Borrower of any rights of repurchase or redemption held by and exercisable at the sole option of Principal Borrower), whether pursuant to mandatory repurchase or redemption on date(s) certain, upon the happening of any contingency, upon demand of holders of such equity securities under any applicable circumstances or otherwise, but only if and so long as no such rights of repurchase or redemption held by the holders of such equity securities and no such obligations of Principal Borrower to make payment in respect of any such rights of repurchase or redemption will or could mature and become exercisable by such holders and due and payable by Principal Borrower under any circumstances prior to the date that is six (6) months later than the Commitment Expiry Date as in effect at the time such equity securities are issued, (l) intercompany Debt made by any Borrower to any other Borrower, (m) intercompany Debt made by any Borrower to any Foreign Subsidiary but only if and so long as any such intercompany Debt shall constitute a Permitted Foreign Investment hereunder and (n) other unsecured Debt not otherwise permitted hereunder in an aggregate principal amount outstanding at any one time of $500,000 or less; provided that, except pursuant to clause (d) above, no intercompany Debt by and from any Foreign Subsidiary or any other Subsidiary that is not a Borrower hereunder to and payable by any one or more Borrowers shall be Permitted Indebtedness under this Agreement for any purpose whatsoever.
     “Permitted Investments” means: (a) Investments shown on Schedule 5.5 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrowers’ investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Administrative Agent; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $100,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary; (g) Investments consisting of Deposit Accounts or Securities Accounts subject to a Deposit Account Control Agreement or Securities Account Control Agreement in favor of Administrative Agent or which are otherwise permitted under Section 5.9; (h) Investments consisting of the acquisition of all or substantially all of the capital stock of another Person or the formation and capitalization of a new Subsidiary provided that after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, there shall be no decrease in the Borrowers’ tangible net worth after giving effect to such acquisition (as confirmed to Administrative Agent pursuant to a written certificate from a Responsible Officer of Borrowers), the aggregate amount of such acquisitions during the term of this Agreement (together with, but without duplication of, (i) the aggregate amount of all Permitted Acquisitions during the term of this Agreement plus (ii) the aggregate amount of
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all Permitted Foreign Investments (without duplication for any Permitted Foreign Investment that is also a Permitted Investment under this clause (h) or a Permitted Acquisition) during the term of this Agreement) shall not exceed $500,000 and the Borrowers shall have complied with Section 5.5(b) with respect to any such new Subsidiary that is not a Foreign Subsidiary; (j) interest rate or foreign currency or foreign exchange rate swap agreements or other derivative instruments concerning interest rates or foreign currency or foreign exchange entered into in the Ordinary Course of Business and not for speculative purposes; (k) loans to officers and employees in the Ordinary Course of Business in an aggregate principal amount outstanding at any time of $100,000 or less; (l) Investments constituting Permitted Acquisitions; (m) intercompany Loans permitted under clauses (k) and (l) of the definition of Permitted Indebtedness and the OrthoBiologics/Swiss Indebtedness, (n) other Permitted Foreign Investments not covered under the preceding clauses (h) and (m), and (o) other Investments in an amount not exceeding $50,000 in the aggregate.
     “Permitted Liens” means: (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than Accounts and Intellectual Property, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, for sums not exceeding $25,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (g) Liens on assets other than Accounts, Inventory, Intellectual Property and IP Proceeds, and the proceeds and products thereof, to the extent existing on the date hereof and set forth on Schedule 5.2; (h) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Indebtedness provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real property owned by any Credit Party or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property owned by any Credit Party; (j) rights of setoff and banker’s liens arising by operation of law in favor of financial institutions at which any Credit Party maintains any Deposit Accounts or Securities Accounts; (k) rights of third-party licensees under any licenses by any Credit Party of Intellectual Property owned by such Credit Party either existing on and disclosed to Administrative Agent prior to the Closing Date or entered into after the Closing Date in compliance with the terms of this Agreement; and (l) rights and interests retained by lessors and licensors in property and assets leased (other than pursuant to capital leases) or licensed to any Credit Party.
     “Permitted Mergers” means a merger, consolidation or amalgamation, made while no Default or Event of Default is outstanding and which will not result in the occurrence of a Default or Event of Default after giving effect to such transaction, of (a) Principal Borrower with or into any other Person who is not a Blocked Person provided that (i) the Principal Borrower is the surviving entity, (ii) the holders of the equity interests in the Principal Borrower immediately prior to such consolidation or merger or amalgamation represent more than fifty percent (50%) of the aggregate outstanding equity interests of the Principal Borrower immediately following such consolidation or merger or amalgamation, and (iii) such consolidation or merger or amalgamation would not result in a decrease of more than ten percent (10%) of the tangible net worth of the Borrowers prior to such transaction, (b) any Borrower (other than Principal Borrower) with or into any other Borrower provided that in any such merger involving Principal Borrower, Principal Borrower shall be the surviving entity; (c) any wholly-owned Subsidiary of any Borrower into any Borrower provided that such Borrower is the surviving entity; (d) any Subsidiary of any Borrower that is not also a Borrower hereunder into any other Subsidiary of such Borrower that is not also a Borrower hereunder (or into any Borrower if such Borrower is the surviving entity) and (e) any Person that is the target and subject of a Permitted Acquisition (including any Permitted Acquisition that is a Permitted Foreign Investment) with or into a Borrower or any Subsidiary of any Borrower to effectuate such Permitted Acquisition provided that such Borrower or Subsidiary is the surviving entity.
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     “Permitted Modifications” means such amendments or modifications to a Borrower’s or any Subsidiary’s Organizational Documents (other than those involving a change in the name of a Borrower or a Subsidiary or involving a reorganization of the Borrower or a Subsidiary under the laws of a different jurisdiction) that would not adversely affect the rights and interests of the Administrative Agent or Lenders and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective; provided, however, that such amendments or modifications shall not, without Administrative Agent’s prior written consent, authorize and/or issue any capital stock or other equity securities which (a) are subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of such Borrower or Subsidiary), (b) constitute Debt under the definition set forth herein, except for any Debt constituting a Required Securities Financing, or (c) are subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors or other similar governance body or manager or partner of such Borrower or Subsidiary and/or upon liquidation of such Borrower or Subsidiary); provided that none of the foregoing shall be construed to prevent (or to prevent any necessary amendment or modification to the Organizational Document of Principal Borrower to provide for) the payment of regularly scheduled interest payments on or the payment of the principal balance upon scheduled maturity of any Debt constituting a Required Securities Financing; and provided further that such “Permitted Modifications” shall include, for the avoidance of doubt, the amendment to the bylaws of IsoTis S.A. setting the number of directors effective as of the date hereof.
     “Permitted Transfers” means the collective reference to one or more transfers, via a sale and not by pledge or hypothecation, which, in the aggregate during the term of this Agreement, result in a transfer of legal or beneficial ownership or control of up to twenty percent (20%) of the direct or indirect ownership or voting interests in the Borrowers or any guarantor to a Person or Persons, (a) purchasing such ownership interest in a public offering registered with the SEC or (b) other than a Blocked Person, that is (i) an investor so long as Borrowers have given Administrative Agent at least fifteen (15) days prior written notice of the identity of the investor, together with such information as Administrative Agent shall deem necessary to confirm that such investor is not a Blocked Person or (ii) at the time of such transfer, already a holder of direct or indirect ownership or voting interests in the Borrowers. Notwithstanding the limitations set forth in the foregoing sentence (a) any holder of direct or indirect ownership or voting interests in the Borrowers which is a partnership may transfer such holder’s rights to such holder’s constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire such interests by gift, will or intestate succession) or their respective Affiliates, (b) any holder of direct or indirect ownership or voting interests in the Borrowers which is a limited liability company may transfer such holder’s right to such holder’s members, (c) any holder of direct or indirect ownership or voting interests in the Borrowers which is a natural person may transfer such holder’s rights to any immediate family member or to any trust created for the benefit of such holder or his or her immediate family members, and (d) any holder of direct or indirect ownership or voting interests in the Borrowers may transfer such holder’s rights to a Permitted Affiliate of such holder (provided that no transfer of any given interest pursuant to this subpart may be made more often than once per twelve (12) month period), subject in each case to such transferee’s agreeing in writing to be bound by the rights and restrictions of this Agreement; and any such transfer described in the foregoing clauses (a) through (d) shall be deemed a “Permitted Transfer” and shall not count toward the twenty percent (20%) limitation described above.
     “Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
     “Pharma Rider” means the Pharma Rider among Borrowers, Lenders and Administrative Agent dated as of the date and made part hereof.
     “Principal Borrower” means IsoTis, Inc., a Delaware corporation.
     “Pro Rata Share” means (a) with respect to a Lender’s obligation to make advances in respect of a Term Loan and such Lender’s right to receive payments of principal and interest with respect to the Term Loans, the Term
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Loan Commitment Percentage of such Lender, (b) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive payments of principal and interest with respect thereto, such Lender’s right to receive the unused line fee described in Section 2.2(b), and such Lender’s obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, and (c) for all other purposes with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount and Term Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment or Term Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings and then outstanding principal advances of such Lender under the Term Loan, as applicable), by (ii) the sum of the Revolving Loan Commitment and Term Loan Commitment Amount (or, in the event the Revolving Loan Commitment or Term Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings and then outstanding principal advances of such Lenders under the Term Loan, as applicable) of all Lenders.
     “Reimbursement Obligations” means, at any date, the obligations of each Borrower then outstanding to reimburse (a) Administrative Agent for payments made by Administrative Agent under a Support Agreement, and/or (b) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.
     “Required Lenders” means at any time Lenders holding (a) seventy-one percent (71.0%) or more of the sum of the Revolving Loan Commitment and the Term Loan Commitment (taken as a whole), or (b) if the Revolving Loan Commitment or Term Loan Commitment has been terminated, seventy-one percent (71.0%) or more of the sum of (x) the then aggregate outstanding principal balance of the Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.
     “Required Securities Financing” means a securities issuance and sale transaction pursuant to which (x) Principal Borrower shall have completed the authorization, issuance and sale of either (I) shares of additional capital stock of Principal Borrower pursuant to a private placement or public offering, which such capital stock shall not be subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of Principal Borrower) or otherwise constitute Debt under the definition set forth herein or be subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors of Principal Borrower and/or upon liquidation of Principal Borrower), or (II) convertible debt of Principal Borrower pursuant to a private placement or public offering, which such convertible debt must meet the requirements and definition of Subordinated Debt under this Agreement, shall have a maturity date of no earlier than and shall not provide for any scheduled principal payment to come due prior to six (6) months later than the Commitment Expiry Date in effect at the time of such private placement and shall otherwise be upon terms and conditions acceptable to Administrative Agent in its reasonable discretion, and (y) in either such case (I) or (II), Principal Borrower shall have received net proceeds of such issuance and sale in an amount of not less than $18,6000,000 and have deposited such net proceeds into a Deposit Account or Securities Account subject to Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) in favor of Administrative Agent.
     “Required Term Loan Paydown” shall have the meaning set forth in Section 2.1(a)(ii)(B).
     “Responsible Officer” means any of the Chief Executive Officer or Chief Financial Officer of the applicable Borrower.
     “Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (A) payments of salaries to individuals, (B) directors fees or payment of director indemnification obligations, (C) the issuance of stock options or restricted stock to employees and board members, and (D) advances and reimbursements to employees or directors, all in the
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Ordinary Course of Business and consistent with past practices), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower unless such lease or rental payments are on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or a Subsidiary, (e) repayments of or debt service on loans or other indebtedness held by any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower, an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower unless permitted under and made pursuant to a subordination agreement applicable to such loans or other indebtedness .
     “Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).
     “Revolving Loan Availability” means, at any time, the Revolving Loan Limit less the Revolving Loan Outstandings.
     “Revolving Loan Borrowing” means a borrowing of a Revolving Loan.
     “Revolving Loan Commitment” means the sum of each Lender’s Revolving Loan Commitment Amount, which is equal to $10,000,000.00.
     “Revolving Loan Commitment Amount” means, at any time, (i) as to any Lender that is a Lender on the Closing Date, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount”, as such amount may be adjusted from time to time by any amounts assigned (with respect to such other Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party and (ii) as to any Lender that becomes a Lender after the Closing Date, the amount of the “Revolving Loan Commitment Amount(s)” of other Lender(s) assigned to such new Lender pursuant to the terms of the effective Assignment Agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned (with respect to such other Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party.
     “Revolving Loan Commitment Percentage” means, at any time, (i) as to any Lender that is a Lender on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage”, as such percentage may be adjusted from time to time by any portions thereof assigned (with respect to such other Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreement to which such Lender is a party, and (ii) as to any Lender that becomes a Lender after the Closing Date, the portion of the “Revolving Loan Commitment Percentage(s)”of other Lender(s) assigned to such new Lender pursuant to the terms of the effective Assignment Agreement(s) pursuant to which such new Lender shall become a Lender, as such percentage may be adjusted from time to time by any portions thereof assigned (with respect to such other Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party.
     “Revolving Loan Limit” means, at any time, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base.
     “Revolving Loan Note” means any Note evidencing any portion of any Revolving Loan.
     “Revolving Loan Outstandings” means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.
     “Revolving Loans” has the meaning set forth in Section 2.1(b)(i).
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     “SEC” means the United States Securities and Exchange Commission.
     “Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which Investment Property or Securities are held or invested for credit to or for the benefit of any Borrower.
     “Securities Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each securities intermediary in which such Borrower maintains a Securities Account pursuant to which Administrative Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account.
     “Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) guaranties payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations) required to be classified upon a balance sheet as liabilities in accordance with GAAP, and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
     “Subordinated Debt” means any Debt of Borrowers subject to a Subordination Agreement and incurred with the prior written consent of Administrative Agent pursuant to the applicable Subordinated Debt Documents related thereto and provided in advance to Administrative Agent, all of which documents must be in form and substance acceptable to Administrative Agent in its sole discretion. As of the Closing Date, there is no Subordinated Debt.
     “Subordinated Debt Documents” means, with respect to any Debt subject to a Subordination Agreement, any and all documents evidencing and/or securing such Debt. As of the Closing Date, there are no Subordinated Debt Documents.
     “Subordination Agreement” means any agreement between Administrative Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of which such Subordination Agreement has been agreed to by and are acceptable to Administrative Agent in the exercise of its sole discretion.
     “Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.
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     “Support Agreement” has the meaning set forth in Section 2.5(a).
     “Supported Letter of Credit” means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.
     “Swiss Merger Subsidiary” has the meaning set forth in Section 5.14(b).
     “Swiss Squeeze-Out Transactions” has the meaning set forth in Section 5.14(b).
     “Swiss Subsidiary” means: (i) at any time prior to the completion of the Swiss Squeeze-Out Transactions, IsoTis S.A. and (ii) at any time from and after the completion of the Swiss Squeeze-Out Transactions, IsoTis S.A., or, if applicable, any Swiss Merger Subsidiary into which and/or with which IsoTis S.A. shall have merged if such Swiss Merger Subsidiary and not IsoTis S.A. is the surviving entity of such merger.
     “Taxes” has the meaning set forth in Section 2.8.
     “Term Loan” has the meaning set forth in Section 2.1(a).
     “Term Loan Commitment” means the sum of each Lender’s Term Loan Commitment Amount, which is equal to $10,000,000.00.
     “Term Loan Commitment Amount” means, at any time, (i) as to any Lender that is a Lender on the Closing Date, the dollar amount equal to the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Amount”, as such amount and such Lender’s Term Loan Commitment Percentage may be adjusted from time to time by any amounts assigned (with respect to such other Lender’s portion of Term Loans outstanding) pursuant to the terms of any and all effective Assignment Agreement to which such Lender is a party and (ii) as to any Lender that becomes a Lender after the Closing Date, the amount of the “Term Loan Commitment Amount(s)” of other Lender(s) assigned to such new Lender pursuant to the terms of the effective Assignment Agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned pursuant to the terms of any and all effective Assignment Agreement to which such Lender is a party.
     “Term Loan Commitment Percentage” means, at any time, (i) as to any Lender that is a Lender on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Percentage”, as such percentage may be adjusted from time to time by any portions thereof assigned (with respect to such other Lender’s portion of Term Loans outstanding and its commitment to make Term Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party, and (ii) as to any Lender that becomes a Lender after the Closing Date, the portion of the “Term Loan Commitment Percentage(s)”of other Lender(s) assigned to such new Lender pursuant to the terms of the effective assignment agreement(s) pursuant to which such new Lender shall become a Lender, as such percentage may be adjusted from time to time by any portions thereof assigned (with respect to any such other Lender’s portion of Term Loans outstanding and its commitment to make Term Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.
     “Term Note” means any Note evidencing any portion of the Term Loan.
     “Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, or (b) any date on which Administrative Agent or Required Lenders elect to accelerate the maturity of the Loans or terminate either of the Revolving Loan Commitment or Term Loan Commitment pursuant to Section 10.2.
     “UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
     “United States” means the United States of America.
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     Section 1.2 Accounting Terms and Determinations. Accounting terms not defined in this Agreement shall be construed following GAAP, and calculations and determinations must be made following GAAP, in each case, applied on a basis consistent with the most recent audited financial statements of Principal Borrower delivered to Administrative Agent prior to the Closing Date; provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders).
     Section 1.3 Other Definitional Provisions. Capitalized terms not defined above but defined in the Pharma Rider shall have the respective meanings given thereto in the Pharma Rider. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All Riders attached hereto are hereby incorporated herein by this reference and made a part hereof. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.
ARTICLE 2 — LOANS AND LETTERS OF CREDIT
     Section 2.1 Loans.
     (a) Term Loans.
          (i) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in a maximum principal amount equal to the Term Loan Commitment (“Term Loan”). Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan shall be funded in one advance on the Closing Date and shall be in the amount of $10,000,000.
          (ii) Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.
               (A) There shall become due and payable, and Borrowers shall repay the Term Loan through, scheduled payments as set forth on Schedule 2.1 attached hereto. Notwithstanding the payment schedule set forth above, on the Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of the Term Loan, together with accrued and unpaid interest thereon. The Term Loan Commitment shall terminate on the Termination Date.
               (B) There shall become due and payable and Borrowers shall prepay the Term Loan in the following amounts and at the following times: (i) no later than the third Business Day after the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any casualty proceeds in excess of $100,000 of assets upon which Administrative Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of
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the definition of Permitted Indebtedness and encumbering the property that suffered such casualty), or such lesser portion of such proceeds as Administrative Agent shall elect to apply to the Obligations, subject to the provisions of Section 4.3(c) regarding reinvestment of insurance proceeds; and (ii) an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loans by any Lender as provided for in Section 2.7. In addition, unless a Required Securities Financing by Principal Borrower has been completed and Principal Borrower shall have received the proceeds of thereof no later than August 31, 2007, Borrowers shall be required to prepay an amount of $7,500,000 to be applied to the principal balance of the Term Loan, and any such payment shall be due and payable on September 1, 2007 (any such payment that may become due under the provisions of this sentence, if any, the “Required Term Loan Paydown”).
               (C) Borrowers shall have no right to prepay all or any portion of the Term Loan other than prepayments that are required under Section 2.1(a)(ii)(B).
          (iii) All Prepayments. Except as this Agreement may specifically provide otherwise, all prepayments of the Term Loan shall be applied by Administrative Agent to the Obligations in inverse order of maturity. The payments required under Schedule 2.1 shall continue in the same amount (for so long as the Term Loan and/or (if applicable) any advance thereunder shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Term Loan.
     (b) Revolving Loans.
          (i) Revolving Loans and Borrowings. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrowers from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrowers hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Borrowers may prepay or repay Revolving Loans (but without any reduction in the Revolving Loan Commitment) from time to time and may reborrow Revolving Loans pursuant to this Section 2.1(b). Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing, such Notice of Borrowing to be delivered no later than noon (Chicago time) two (2) Business Days prior to such proposed borrowing (other than with respect to a Revolving Loan Borrowing to be made on the Closing Date, which Notice of Borrowing shall be delivered no later than noon (Chicago time) on the Closing Date). Each Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans on behalf of Revolving Lenders, at any time in its sole discretion, (A) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (B) to pay principal owing in respect of the Loans and interest, fees, expenses and other charges of any Credit Party from time to time arising under this Agreement or any other Financing Document. The Borrowing Base shall be determined by Administrative Agent based on the most recent Borrowing Base Certificate delivered to Administrative Agent in accordance with this Agreement and such other information as may be available to Administrative Agent. Without limiting any other rights and remedies of Administrative Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Administrative Agent’s continuing right to withhold from the Borrowing Base reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Administrative Agent’s good faith credit judgment and discretion, such reserves are necessary.
          (ii) Mandatory Revolving Loan Repayments and Prepayments.
               (A) The Revolving Loan Commitment shall terminate on the Termination Date. On such Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon.
               (B) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.
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               (C) Principal payable on account of Revolving Loans shall be payable by Borrowers to Administrative Agent (A) immediately upon the receipt by any Borrower or Administrative Agent of any payments on or proceeds from any of the Accounts, to the extent of such payments or proceeds, and (B) in full on the Termination Date.
          (iii) Optional Prepayments. Borrowers may from time to time prepay the Revolving Loans in whole or in part; provided, however, that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000.
     Section 2.2 Interest, Interest Calculations and Certain Fees.
     (a) Interest. From and following the Closing Date, the Loans and the other Obligations shall bear interest at the sum of the Base Rate plus the applicable Base Rate Margin (provided that, in the case of any Obligations other than the Loans, such Obligations shall bear interest as of any date at the highest rate applicable to any of the advances under the Loans outstanding on such date), subject to the provisions of Section 10.4 below regarding default rates of interest. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the Termination Date. Interest on all other Obligations shall be payable on demand and on the Termination Date. All interest accruing on and after the Termination Date shall be immediately due and payable as it accrues. For purposes of calculating interest, all funds transferred from the Payment Account for application to any Revolving Loans shall be subject to a two (2) Business Day clearance period.
     (b) Unused Line Fee. From and following the Closing Date, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) 500/1,000 percent (0.50%) per annum. Such fee is to be paid monthly in arrears on the first day of each month.
     (c) Collateral Fee. From and following the Closing Date, Borrowers shall pay Administrative Agent, for its own account and not for the benefit of any other Lenders, a collateral management fee in an amount equal to two thousand and no/100 dollars ($2,000.00) per month. Such fee is to be paid monthly in arrears on the first day of each month.
     (d) Commitment Fee. Contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, in accordance with their respective Pro Rata Shares, a fee in an amount equal to the Revolving Loan Commitment multiplied by 50/100 percent (0.50%). Contemporaneous with Borrowers execution of this Agreement, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Term Loan advances on the Closing Date, in accordance with their respective Pro Rata Shares, a fee in an amount equal to the Term Loan Commitment multiplied by 50/100 percent (0.50%). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.
     (e) [intentionally blank]
     (f) Exit Fee. Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Term Loan advances on the Closing Date, in accordance with their respective Pro Rata Shares, as compensation for the costs of making funds available to Borrowers under this Agreement, an exit fee (the “Exit Fee”) calculated in accordance with this subsection and upon the date or dates required under this subsection. The Exit Fee shall be equal to three percent (3.00%) of the aggregate amount of Term Loan advances made by Lenders under this Agreement. The Exit Fee shall become due and payable on the Termination Date. All fees payable pursuant to this paragraph shall be deemed fully accrued and earned as of the Closing Date.
     (g) Prepayment Fee. If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (other than a prepayment required under Section 2.1(a)(ii)(B) (excluding any Required Term Loan Paydown)), whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable
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in full, or if the Lenders’ funding obligations in respect of any unfunded portion of the Term Loan shall terminate prior to the Commitment Expiry Date, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders holding any portion of the Term Loan (to share pro rata in respect of their respective Term Loan Commitment Percentages), as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Term Loan Prepayment Fee”) equal to the amount so prepaid multiplied by (i) if such prepayment occurs prior to the first anniversary of the Closing Date, five percent (5.00%), (ii) if such prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, three percent (3.00%) and (iii) if such prepayment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, one percent (1.00%). If the Lenders’ funding commitments and obligations with respect to Revolving Loans under this Agreement terminate for any reason whatsoever (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Revolving Loan advances (to share pro rata in respect of their respective Revolving Loan Commitment Percentages), as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Revolving Loan Prepayment Fee”) equal to the amount of the Revolving Loan Commitment in effect at such time (without giving effect to any reduction thereto by reason of the Event of Default or other event(s) giving rise to the Revolving Loan Prepayment Fee) multiplied by (i) if such termination of the Revolving Loan Commitment occurs prior to the first anniversary of the Closing Date, five percent (5.00%), (ii) if such termination of the Revolving Loan Commitment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, three percent (3.00%) and (iii) if such termination of the Revolving Loan Commitment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, one percent (1.00%).
     (h) Audit Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Administrative Agent shall deem appropriate, which shall be due and payable on the later of (i) the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrowers, or (ii) the tenth (10th) day following the issuance of such notice; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than four (4) such audits in any given calendar year.
     (i) Wire Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the account of any other Lenders, on written demand, any and all fees, costs or expenses which Administrative Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Administrative Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent, of proceeds of the Loans made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of Obligations.
     (j) Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for the benefit of the Lenders according to their Pro Rata Shares, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.
     (k) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.
     (l) Automated Clearing House Payments. If Administrative Agent so elects, monthly payments of interest and amortization shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated
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Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.
     Section 2.3 Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Revolving Loan Commitment or Term Loan Commitment.
     Section 2.4 Reserved.
     Section 2.5 Letters of Credit and Letter of Credit Fees.
     (a) Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance, prior to that date which is thirty (30) days prior to the Termination Date, by (i) Administrative Agent, of letters of credit, guaranties or other agreements or arrangements (each, a “Support Agreement”) to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:
          (i) Administrative Agent shall have received a Notice of LC Credit Event at least five (5) Business Days before the relevant date of issuance, increase or extension; and
          (ii) after giving effect to such issuance, increase or extension, (A) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $2,000,000.00, and (B) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.
Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrowers and such Lender. Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.
     (b) Letter of Credit Fee. Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Base Rate Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the last day of each calendar month prior to the Termination Date and on such date. In addition, Borrowers agree to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.
     (c) Reimbursement Obligations of Borrowers. If either (i) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (ii) any Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (A) the applicable Borrower shall reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment by the end of the day on which Administrative Agent or such Lender shall make such payment and (B) Borrowers shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, in a principal amount equal to the amount of such payment (but solely to the extent such Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment). Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Chicago time) on the Business Day following such notification from Administrative Agent such
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Revolving Lender’s Pro Rata Share of such Revolving Loan. Each Revolving Lender (other than any applicable Non-Funding Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Loan described in the immediately preceding sentence, unaffected by any circumstance whatsoever, including, without limitation, (x) the occurrence and continuance of a Default or Event of Default, (y) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit, and/or (z) the non-satisfaction of any conditions set forth in Section 7.2. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrowers’ reimbursement obligations arising pursuant to this Section 2.5(c). Borrowers shall pay interest, on demand, on all amounts so paid by Administrative Agent pursuant to any Support Agreement or to any applicable Lender in honoring a draw request under any Lender Letter of Credit for each day from the date of such payment until Borrowers reimburse Administrative Agent or the applicable Lender therefore (whether pursuant to clause (A) or (B) of the first sentence of this subsection (c)) at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans for such day.
     (d) Reimbursement and Other Payments by Borrowers. The obligations of each Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:
          (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;
          (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
          (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
          (iv) any affiliation between the LC Issuer and Administrative Agent; or
          (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
     (e) Deposit Obligations of Borrowers. In the event any Letters of Credit are outstanding at the time that Borrowers prepay or are required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrowers shall (i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Administrative Agent, for its benefit and the benefit of issuers of Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms. Upon termination of any such Letter of Credit and provided no Event of Default has occurred and is continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (i) to the extent not previously applied by Administrative Agent in the manner described herein.
     (f) Participations in Support Agreements and Lender Letters of Credit.
          (i) Concurrently with the issuance of each Supported Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Lenders at the
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time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, Administrative Agent’s Support Agreement liabilities and obligations in respect of such Supported Letter of Credit and Borrowers’ Reimbursement Obligations with respect thereto. Concurrently with the issuance of each Lender Letter of Credit, the LC Issuer in respect thereof shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, such Lender Letter of Credit and Borrowers’ Reimbursement Obligations with respect thereto. Any purchase obligation arising pursuant to the immediately two preceding sentences shall be absolute and unconditional and shall not be affected by any circumstances whatsoever.
          (ii) If either (x) Administrative Agent makes any payment or disbursement under any Support Agreement and/or (y) an LC Issuer makes any payment or disbursement under any Lender Letter of Credit, and (A) Borrowers have not reimbursed Administrative Agent or the applicable LC Issuer, as applicable, in full for such payment or disbursement in accordance with Section 2.5(c), or (B) any reimbursement under any Support Agreement or Lender Letter of Credit received by Administrative Agent or any LC Issuer, as applicable, from Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Revolving Lender (other than any Revolving Lender that was a Non-Funding Lender at the time of the issuance of such Supported Letter of Credit or Lender Letter of Credit) shall be irrevocably and unconditionally obligated to pay to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrowers under Section 2.5(c)). To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent or the applicable LC Issuer, as applicable, by noon (Chicago time) on the Business Day on which such Lender receives notice from Administrative Agent or the applicable LC Issuer, as applicable, of such payment or disbursement, or return or rescission, as applicable, such Lender agrees to pay interest on such amount to Administrative Agent or the applicable LC Issuer, as applicable, forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender’s receipt of such notice, and thereafter at the Base Rate plus the Base Rate Margin in respect of Revolving Loans. Any Revolving Lender’s failure to make available to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of any such payment or disbursement, or return or rescission, as applicable, shall not relieve any other Lender of its obligation hereunder to make available such other Revolving Lender’s Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Pro Rata Share of any such payment or disbursement, or return or rescission.
     Section 2.6 General Provisions Regarding Payment.
     (a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon (Chicago time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after noon (Chicago time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.
     (b) Administrative Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loans hereunder (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent
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shall fail to provide any such statement). Unless any Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, absent manifest error.
     Section 2.7 Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. Any such reduction in the principal balance shall be applied to the Obligations owing to Lenders in accordance with the Pro Rate Share of each Lender. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
     Section 2.8 Taxes; Capital Adequacy.
     (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income, franchise taxes imposed on Administrative Agent or any Lender (in lieu of net income taxes) and taxes imposed on the gross receipts or assets of Administrative Agent or any Lender (other than gross receipts from the transactions evidenced by the Financing Documents) by the jurisdictions under which Administrative Agent or such Lender is organized or conducts business and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). For purposes of determining the amounts of the exclusions referred to in clauses (i) and (ii) of the immediately preceding sentence, the term “taxes” shall be deemed to include interest and penalties thereon. If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such
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Lender first made written demand therefore, provided however that a Borrower shall not be required to make such payment with respect to such Administrative Agent or Lender to the extent such liability resulted from the gross negligence or willful misconduct of such Administrative Agent or Lender. If Administrative Agent or any Lender receives a refund of Taxes as to which it has received from a Borrower a payment of additional amounts under this Section 2.8, such Administrative Agent or Lender shall pay to such Borrower an amount equal to such refund (but only to the extent of such additional amounts paid by such Borrower with respect to the Taxes giving rise to such refund), net of reasonable out-of-pocket expenses incurred by such Administrative Agent or Lender with respect to such refund.
     (b) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.
     (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Administrative Agent one or more (as Borrowers or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.
     (d) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrowers shall promptly pay to such Lender such additional amount (other than Taxes which are the subject of Sections 2.8(a), (b) and (c)) as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.
     Section 2.9 Appointment of Borrower Representative. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of giving instructions with respect to and receiving the disbursement of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment.
     Section 2.10 Joint and Several Liability. Borrowers are defined collectively to include all Persons
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named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.
     Section 2.11 Collections and Lockbox Account.
     (a) Borrowers shall maintain a lockbox (the “Lockbox”) with Silicon Valley Bank, or if Silicon Valley Bank is not a Lender hereunder, a United States depository institution designated from time to time by Administrative Agent (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Deposit Account Control Agreement and such other agreements related to such Lockbox as Administrative Agent may require. Borrowers shall ensure that all collections of Accounts (other than Accounts for which the Account Debtor is a Governmental Authority) are paid directly from Account Debtors into the Lockbox for deposit into the Lockbox Account and/or directly into the Lockbox Account; provided, however, unless Administrative Agent shall otherwise direct by written notice to Borrowers, Borrowers shall be permitted to cause Account Debtors who are individuals to pay Accounts directly to Borrowers, which Borrowers shall then administer and apply in the manner required below.
     (b) All funds deposited into a Lockbox Account shall be transferred into the Payment Account by the close of each Business Day.
     (c) Notwithstanding anything in any lockbox agreement or Deposit Account Control Agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox and the Lockbox Account, and that Administrative Agent shall have no liability therefor. Borrowers hereby indemnify and agree to hold Administrative Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Administrative Agent or the Lockbox Bank pursuant to this Section or any lockbox agreement or Deposit Account Control Agreement or similar agreement, except to the extent of such losses arising solely from Administrative Agent’s gross negligence or willful misconduct.
     (d) Administrative Agent shall apply, on a daily basis, all funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Revolving Loans in such order of application as Administrative Agent shall elect. Administrative Agent shall have no obligation to apply any funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Term Loan, but Administrative Agent shall have the option to apply such funds to any Term Loan to the extent of any payments (whether of principal, interest or otherwise) due and payable in respect thereof. If as the result of collections of Accounts pursuant to the terms and conditions of this Section a credit balance exists with respect to the Payment Account, such credit balance shall not accrue interest in favor of Borrowers, but Administrative Agent shall transfer such funds into an account designated by Borrower Representative and maintained at the Lockbox Bank for so long as no Default exists.
     (e) To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly
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to the Lockbox but are received by any Borrower, such collections shall be held in trust for the benefit of Administrative Agent pursuant to an express trust created hereby and immediately remitted, in the form received, to applicable Lockbox and Lockbox Account. No such funds received by any Borrower shall be commingled with other funds of the Borrowers.
     (f) Borrowers acknowledge and agree that compliance with the terms of this Section is essential, and that Administrative Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if any Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox, or if any Borrower fails to immediately deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account as herein required. Accordingly, in addition to all other rights and remedies of Administrative Agent and Lenders hereunder, Administrative Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Administrative Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.
     (g) Borrowers shall not, and Borrowers shall not suffer or permit any Credit Party to, (i) withdraw any amounts from any Lockbox Account, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Accounts, or (iii) send to or deposit in any Lockbox Account any funds other than payments made with respect to and proceeds of Accounts or other Collateral. Borrowers shall, and shall cause each Credit Party to, cooperate with Administrative Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the Lockbox Accounts. If more than fifteen percent (15%) of the collections of Accounts received by Borrowers during any given fifteen (15) day period is not identified or reconciled to the reasonable satisfaction of Administrative Agent within ten (10) Business Days of receipt, Administrative Agent shall not be obligated to make further advances under this Agreement until such amount is identified or is reconciled to the reasonable satisfaction of Administrative Agent, as the case may be. In addition, if any such amount cannot be identified or reconciled to the satisfaction of Administrative Agent, Administrative Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers’ expense (which in the case of Administrative Agent’s own staff shall be in accordance with Administrative Agent’s then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.
     (h) If any Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Administrative Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers, may, by the signature or other act of any of Administrative Agent’s officers (without requiring any of them to do so), direct any Account Debtor to pay proceeds of the Collateral to Borrowers by directing payment to the Lockbox Account.
ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Administrative Agent and each Lender that:
     Section 3.1 Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party, over the five (5) year period preceding the Closing Date, (a) has had any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.
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     Section 3.2 Organization and Governmental Authorization; No Contravention; Binding Effect. The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect. This Agreement and each of the other Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles
     Section 3.3 Capitalization. The authorized equity securities of each of the Credit Parties as of the Closing Date, including all preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings, are as set forth on Schedule 3.3.
     Section 3.4 Financial Information; Solvency. All written information delivered to Administrative Agent and pertaining to the financial condition of any Credit Party, including without limitation all financial statements and balance sheets regarding the Credit Parties and their Subsidiaries that are the subject of that certain Officer’s Certificate executed by the Chief Financial Officer of Principal Borrower dated as of the Closing Date and delivered by Borrowers to Administrative Agent in connection with the closing of this Agreement, fairly presents in all material respects the financial position of such Credit Party as of such date and for the accounting periods covered by any such financial statements in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since December 31, 2006, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Credit Parties taken as a whole that has occurred and which has not been cured and/or is continuing. Each Borrower and each additional Credit Party is Solvent.
     Section 3.5 Anti-Terrorism Laws. None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
     Section 3.6 Full Disclosure. None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents and/or in connection with the Financing Documents after the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.
     Section 3.7 Litigation. There is no litigation or governmental proceeding pending or threatened in writing against any Credit Party in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity and enforceability of the Financing Documents.
     Section 3.8 Taxes. All Federal, state and local tax returns, reports and statements (including all such with respect to employee income tax withholding, social security and unemployment taxes) required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions
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in which such returns, reports and statements are required to be filed for all periods for which returns were due, except to the extent any such return concerns a total tax liability for the period covered thereby (whether or not any portion of such liability remained unpaid at the time such return was due to be filed) of $10,000 or less, and, except to the extent subject to a Permitted Contest or to the extent that the failure to due so would not reasonably be expected to have a Material Adverse Effect or result in any Lien on any property or assets of such Credit Party, all taxes (including real property taxes, employee income tax withholding, social security and unemployment taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof (and, with respect to any employee income tax withholding, social security and unemployment taxes not yet due, adequate provision for the payment thereof has been made). Except to the extent subject to a Permitted Contest or to the extent that the failure to due so would not reasonably be expected to have a Material Adverse Effect or result in any Lien on any property or assets of such Credit Party, all state and local sales and use Taxes required to be paid by each Credit Party have been paid.
     Section 3.9 Compliance with Covenants. Each Credit Party is in full compliance with all of the terms and provisions of this Agreement and the other Financing Document, specifically including without limitation each of the affirmative and negative covenants contained in Articles 4 and 5 below, and no Default or Event of Default has occurred and is continuing.
ARTICLE 4 — AFFIRMATIVE COVENANTS
     Each Borrower agrees that, so long as any Credit Exposure exists:
     Section 4.1 Financial Statements and Other Reports. Borrowers will deliver to Administrative Agent: (1) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement covering Principal Borrower’s and its Subsidiaries’ consolidated operations during the period, prepared under GAAP (subject to normal year-end adjustments and the absence of footnote disclosures), consistently applied, certified by a Responsible Officer and in a form acceptable to Administrative Agent; (2) as soon as available, but no later than ninety (90) days after the last day of Principal Borrower’s fiscal year, audited consolidated financial statements covering Principal Borrower’s and its Subsidiaries’ consolidated operations prepared under GAAP, consistently applied, together with an unqualified opinion (or an opinion that is qualified on a “going concern” basis but only if such “going concern” qualification is based solely on the fact that Principal Borrower and its Subsidiaries have less than twelve (12) months cash on hand or available to them) on the financial statements from Ernst & Young or another independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion; (3) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Principal Borrower’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by any Borrower with any stock exchange on which any securities of any Borrower are traded and/or the SEC; (4) a prompt report of any legal actions pending or threatened in writing against any Borrower or any of its Subsidiaries that could result in damages or costs to any Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (5) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; and (6) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Borrowers, their business and the Collateral as Administrative Agent may from time to time reasonably request. Borrowers will, in conjunction with the delivery of each set of financial statements required under clause (l) above, deliver to Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer which shall, inter alia, set forth calculations showing compliance with the financial covenants set forth in this Agreement (if any). Promptly upon their becoming available, Borrowers shall deliver to Administrative Agent copies of all swap agreements or other derivative instruments to which any Borrower is a party. Borrowers will, within ten (10) days after the last day of each month, deliver to Administrative Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date). Notwithstanding the foregoing, Borrowers’ obligations under clause (1) with respect to any month which is the end of a fiscal quarter and under clause (2) above may be satisfied by delivery to Administrative Agent of Principal Borrower’s Form 10-Q or 10-K, respectively, covering the applicable fiscal quarter or fiscal year, respectively, within the respective time periods provided for in such clauses (1) and (2) respectively (provided that in the case of clause (2), the 10-K provided by Principal Borrower much include an
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unqualified opinion (or an opinion that is qualified on a “going concern” basis but only if such “going concern” qualification is based solely on the fact that Principal Borrower and its Subsidiaries have less than twelve (12) months cash on hand or available to them) from an independent certified public accounting firm meeting the requirements of clause (2) regarding the annual financial statements of Principal Borrower reported in such 10-K).
     Section 4.2 Payment and Performance of Liabilities and Obligations. Each Borrower will (and will cause each of its Subsidiaries to): (a) pay and discharge at or prior to maturity, all of their respective obligations and liabilities, including all tax liabilities of all kind, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect; (b) maintain in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, including all tax liabilities of all kind; and (c) not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any Material Contract or any other lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.
     Section 4.3 Maintenance of Existence; Property; Insurance.
     (a) Each Borrower will (i) preserve, renew and keep in full force and effect and in good standing their respective existence and (ii) preserve, renew and keep in full force and effect and in good standing their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect..
     (b) Each Borrower will, and will cause each of its Subsidiaries to, at all times be the lawful owner of, have good and marketable title to and be in lawful possession of, or have valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person except to the extent any such property or asset may be disposed of in a Permitted Asset Distribution or otherwise in compliance with this Agreement. Each Borrower will, and will cause each of its Subsidiaries to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral useful or necessary in its business, or upon which any Borrowing Base is calculated, becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.
     (c) Each Borrower will, and will cause each of its Subsidiaries to, maintain (i) all insurance described on Schedule 4.3, upon the terms and with the coverages and rights in favor of Administrative Agent and Lenders as described in Schedule 4.3, and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably from time to time request provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document), as evidenced by the insurance certificates attached hereto as Schedule 4.3, provided that, no insurance certificates for the insurance coverage of any Foreign Subsidiaries need be provided to Administrative Agent in such Schedule 4.3 or at any time. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent. Borrowers will deliver to Administrative Agent and the Lenders (i) at least thirty (30) days prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required, (ii) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower. In the event any Borrower (i) fails to maintain the insurance coverage required by this Agreement, or (ii) fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement and such failure to provide evidence continues for five (5) Business Days, Administrative Agent may (but shall have no obligation to) purchase insurance at Borrowers’ expense to protect Administrative Agent’s and each Lender’s interests in the Collateral and to protect Administrative Agent and Lenders from liability claims relating to the Borrowers’ operations, and the costs and expenses of Administrative Agent in obtaining and paying
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the premiums on any such insurance shall constitute part of the Obligations for which the Borrowers are jointly and severally liable hereunder and which are secured by the Collateral. Without limiting the generality of the foregoing, in the event that any Credit Party shall at any time receive any insurance proceeds under any property or casualty insurance maintained by any Credit Party in connection with any casualty event involving the Collateral, Borrowers shall and shall cause each Credit Party to (regardless of any rights Borrowers may have under clause (1) of the immediately following sentence) immediately turn over and deliver to Administrative Agent any and all such proceeds in the form received together with any necessary endorsement thereto by any and all applicable Credit Parties. Notwithstanding anything to the contrary set forth in this Agreement, in the event that Administrative Agent or any Credit Party shall receive insurance proceeds under any property or casualty insurance maintained by any Credit Party in connection with any casualty event involving the Collateral, and that no Default or Event of Default has occurred and is continuing at the time any such proceeds are received (or, in any case covered by the following clause (2), at any time prior to the expiration of the 90 day period provided for in such clause (2)) then: (1) in the event that the amount of the insurance proceeds received in connection with any such single casualty event is $100,000 or less, Administrative Agent shall deliver to the Credit Parties any such casualty proceeds in any such amount for the purpose of repairing or replacing the Collateral that was the subject of such casualty event and each Borrower covenants that it will so reinvest any casualty proceeds received by it pursuant to this sentence within 90 days of receipt of such proceeds and (2) in the event that the amount of the insurance proceeds received in connection with any such single casualty event exceeds $100,000, then (i) for a period of 90 days following the receipt of such proceeds, Administrative Agent shall hold and retain such proceeds (without any requirement on Administrative Agent to pay interest on any such proceeds or to segregate such proceeds in a separate and/or designated account for the benefit of Borrower (whether or not interest bearing) and Administrative Agent may commingle any such proceeds so held with any other assets of Administrative Agent) without applying them to the Obligations and (ii) Administrative Agent shall release such proceeds to the applicable Credit Parties for the purpose of reimbursing the applicable Credit Parties for or allowing the applicable Credit Party to pay the costs and expenses of repairing or replacing the Collateral that was the subject of such casualty event, but only upon presentation to Administrative Agent by the applicable Credit Parties of proof satisfactory to Administrative Agent in its good faith credit judgment that the funds will be so used (e.g., delivery of purchase orders and invoices, work orders, receipts, etc.). Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default has occurred and is continuing, Administrative Agent shall be entitled in its sole discretion to apply any and all insurance proceeds received by it (or delivered to it by any Credit Party pursuant to this Section 4.3) and/or held by it pursuant to clause (2) of the immediately preceding sentence to the payment and satisfaction of the Obligations in accordance with Section 10.6 of this Agreement below.
     Section 4.4 Compliance with Laws and Contracts. Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable Laws (including, without limiting the separate provisions of Section 4.13 below, all Environmental Laws) and all Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, (ii) any Intellectual Property, or (iii) any Collateral upon which the Borrowing Base is calculated. Schedule 4.4 sets forth a complete list of Contracts as of the Closing Date, and the closing on and consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination under any Material Contract listed on Schedule 4.4 in favor of any party (other than a Credit Party) to such Material Contract.
     Section 4.5 Inspection of Property, Books and Records. Each Borrower will permit at the sole cost of Borrowers (subject, however, to any limitations set forth in Section 2.2(h)), representatives of Administrative Agent and of any Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default or any time during which Administrative Agent reasonably believes an Event of Default exists.
     Section 4.6 Use of Proceeds. Borrowers shall use the proceeds of the Term Loan solely for the
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repayment of certain prior Debt outstanding in favor of Silicon Valley Bank and for working capital needs of Borrower and their Subsidiaries. Borrowers shall use the proceeds of Revolving Loans solely for solely for working capital needs of Borrowers and their Subsidiaries. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.
     Section 4.7 Estoppel Certificates. After written request by Administrative Agent, Borrowers, within fifteen (15) days and at their expense, will furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or Event of Default or if such Default or Event of Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default or Event of Default. After written request by Administrative Agent, Borrowers, within fifteen (15) days and at their expense, will furnish Administrative Agent with a certificate, signed by a Responsible Officer of Borrowers, updating all of the representations and warranties contained in this Agreement and the other Financing Documents and certifying that all of the representations and warranties contained in this Agreement and the other Financing Documents, as updated pursuant to such certificate, are true, accurate and complete as of the date of such certificate.
     Section 4.8 Notices of Certain Events.
     (a) Borrowers will give prompt written notice to Administrative Agent (a) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party or which in any manner calls into question the validity or enforceability of any Financing Document, (b) upon any Borrower becoming aware of the existence of any Default or Event of Default, (c) if any Credit Party is in breach or default under or with respect to Material Contract, or if any Credit Party is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (d) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party, (e)if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that that any Credit Party in the conduct of its business is infringing on the Intellectual Property Rights of others, and (f) of all returns, recoveries, disputes and claims that involve more than $100,000. Borrowers represent and warrant that Schedule 4.8 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party as of the Closing Date.
     (b) Without limiting the generality of the foregoing, Borrowers will give prompt written notice to Administrative Agent (a) of the issuance of any notice, notification, demand, request for information, citation, summons, complaint or order, filing of any complaint, assessment of any penalty or initiation or initiation or threat to initiate any investigation or review , in each such case whether by any Governmental Authority or other Person, with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits relating to or granted under any Environmental Law required in connection with the conduct of its business or to comply with the terms and conditions thereof, except where the failure to have such Permits relating to or granted under any Environmental Law could not reasonably be expected to have a Material Adverse Effect, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; (b) if any property now owned or leased by any Credit Party or, to the knowledge of any Borrower, any property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, becomes listed or, to any Borrower’s knowledge, becomes proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or becomes the subject of Federal, state or local enforcement actions or, to the knowledge of any Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA. Borrowers represent and warrant that Schedule
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4.8 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section. For purposes of this Section 4.8(b), each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.
     Section 4.9 Intellectual Property. Each Credit Party shall own, or be licensed to use or otherwise have the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority (including without limitation any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 4.9. Such Schedule 4.9 indicates in each case whether such registered Intellectual Property (or application therefor) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefor), lists the name of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 4.9, the applicable Credit Party is and all times shall be the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by such Borrower, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All Intellectual Property of each Credit Party is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrowers shall not become a party to, nor become bound by, any material license or other agreement with respect to which any Borrower is the licensee that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or other property. Each Credit Party shall at all times conducts its business without infringement or claim of infringement of any Intellectual Property rights of others. Each Credit Party shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Administrative Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.
     Section 4.10 Further Assurances.
     (a) Each Borrower will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby.
     (b) Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.
     (c) Upon the request of Administrative Agent, Borrowers shall obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral included in or proposed to be included in the Borrowing Base, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Administrative Agent. Borrowers shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.
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     (d) Before the Closing Date, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds, all issuances of Lender Letters of Credit and all undertakings in respect of Support Agreements: (a) UCC searches with the Secretary of State of each jurisdiction in which the applicable Person is organized, and, if applicable, local UCC fixture filings searches in each jurisdiction where any real estate Collateral or fixtures Collateral is located; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in the state and/or local filing offices (as applicable) of each jurisdiction where the applicable Person maintains its executive offices, a place of business, or assets and the jurisdiction in which the applicable Person is organized; (c) real property title and lien searches in each jurisdiction in which any real property Collateral is located; and (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.
     (e) Upon the request of Administrative Agent, Borrowers shall make available to Administrative Agent, without expense to Administrative Agent, Borrowers and their officers, employees and agents and Borrowers’ books and records, to the extent that Administrative Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent or any Lender with respect to the Financing Documents, any Collateral or relating to any Borrower.
     Section 4.11 Power of Attorney. Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts; (b) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrowers to perform the same and Borrowers have failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Administrative Agent under this Agreement; (c) after the occurrence and during the continuance of a Default, take any action Borrowers are required to take under this Agreement; (d) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrowers to perform the same and Borrowers have failed to take such action, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Administrative Agent’s security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest until such time as this Agreement and all commitments hereunder by Lenders to makes loans and advances have been terminated and all Obligations (other than contingent indemnification obligations with respect to matters not yet known to Administrative Agent) have been paid in full.
     Section 4.12 Post Closing Requirements. Borrowers shall complete each of the post closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 4.12 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent.
     Section 4.13 Hazardous Materials; Remediation.
     (a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any Subsidiary or any other Credit Party, such Borrower will cause, or direct the applicable Subsidiary or Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Subsidiary and Credit Party to, materially comply with
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each Environmental Law requiring the performance at any real property by any Borrower or any other Subsidiary or Credit Party of activities in response to the release or threatened release of a Hazardous Material.
     (b) Borrowers will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.
     Section 4.14 Required Cash Collateral Pending Required Securities Financing. Until the earlier of (i) the date any Required Securities Financing is completed and the proceeds thereof have been received by Principal Borrower or (ii) the date any Required Term Loan Paydown may become due under the provisions of Section 2.1(a)(ii)(B), Borrower shall maintain $7,500,000 in cash or cash equivalents as cash collateral subject to the Liens in favor of Administrative Agent created under Article 9 below in a specially designated Deposit Account or Securities Account subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, which shall provide Administrative Agent with exclusive access to and control over such Deposit Account. If a Required Securities Financing shall be completed and the proceeds thereof received by Principal Borrower prior to the date any Required Term Loan Paydown becomes due, then, so long as no Default or Event of Default has then occurred and remains outstanding, Administrative Agent shall promptly take any actions necessary to permit Borrowers to have access to such cash collateral (subject to the requirements of Section 5.9 and the Liens in favor of Administrative Agent provided for and required under Article 9 below). Alternatively, if any Required Term Loan Paydown shall become due and payable under the provisions of Section 2.1(a)(ii)(B), Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, withdraw such cash collateral from such Deposit Account and use such funds to pay and satisfy such Required Term Loan Paydown.
ARTICLE 5 — NEGATIVE COVENANTS
     Each Borrower agrees that, so long as any Credit Exposure exists:
     Section 5.1 Debt; Contingent Obligations. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.
     Section 5.2 Liens. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset, specifically including Intellectual Property, now owned or hereafter acquired by it, except for Permitted Liens.
     Section 5.3 Restricted Distributions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution, except for Permitted Distributions.
     Section 5.4 Consolidations, Mergers and Sales of Assets; Change in Control. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, other than Permitted Mergers, or (b) consummate any Asset Dispositions other than Permitted Asset Dispositions. No Borrower will suffer or permit to occur any Change in Control with respect to itself, any Subsidiary or any guarantor of the Obligations other than Permitted Transfers with respect to such Persons.
     Section 5.5 Purchase of Assets, Investments; New Subsidiaries.
     (a) No Borrower will, or will permit any Subsidiary to, directly or indirectly, without the prior written consent of Administrative Agent, (a) acquire or enter into any agreement to acquire any assets other than in the
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Ordinary Course of Business or Permitted Acquisitions; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) form, acquire or own or enter into any agreement to form, acquire or own any Investment in any Person, including any new Subsidiary, other than pursuant to a Permitted Investments or Permitted Acquisition.
     (b) Upon the formation or acquisition of a new Subsidiary that is not a Foreign Subsidiary as part of a Permitted Investment or Permitted Acquisition, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to Administrative Agent pursuant to a pledge agreement in form and substance satisfactory to Administrative Agent, all of the outstanding equity interests of such new Subsidiary owned directly or indirectly by any Borrower, along with undated stock or equivalent powers for such equity interests, executed in blank; (ii) unless Administrative Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Administrative Agent in order to grant the Administrative Agent, acting on behalf of the Lenders, a first priority Lien to secure the Obligations of all Credit Parties on all real and personal property and leasehold estates of such Subsidiary in existence as of such date and in all after acquired property; (iii) unless Administrative Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Administrative Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Administrative Agent or to become a guarantor of the Obligations pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Administrative Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent. For the avoidance of doubt, nothing contained in the foregoing shall be deemed to required Borrowers to comply with the foregoing with respect to any Subsidiary of any Borrower in existence on the Closing Date which is not a Borrower hereunder as of the Closing Date absent any future written agreement to that effect between Borrower and Required Lenders
     Section 5.6 Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.6, and except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower, provided that, notwithstanding anything to the contrary provided for in this Section 5.6, from and after the Closing Date, no Borrower shall transfer any money, Inventory or other assets of any kind or otherwise engage in any transactions with any Foreign Subsidiary of any Borrower unless such transaction is permitted under the terms of Section 5.14(b) below. In addition, notwithstanding anything to the contrary contained in this Agreement or any other Financing Document, Borrowers hereby agree that OrthoBiologics will not make or attempt to make, and Principal Borrower will not permit the Swiss Subsidiary to request, demand, sue for, otherwise attempt to obtain, accept or retain, any payments of cash or any other assets of any kind in respect of the OrthoBiologics/Swiss Indebtedness (including by means of (x) offset by IsoTis S.A. of any funds which IsoTis S.A. is required to “pass-on” or “pass-through” to either Principal Borrower or OrthoBiologics pursuant to Section 5.14(b)(v) and/or Section 5.14(b)(vi) against any of the OrthoBiologics Swiss Indebtedness owing to IsoTis S.A. or (y) offset by IsoTis S.A. of any amounts which IsoTis S.A. owes to OrthoBiologics for the purchase of Inventory against any of the OrthoBiologics Swiss Indebtedness owing to IsoTis S.A.), whether such payments would be payments of principal outstanding under or interest accrued on or any other obligation, liability or indebtedness of any kind arising under or relating to the OrthoBiologics Swiss Indebtedness.
     Section 5.7 Modification of Organizational Documents. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.
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     Section 5.8 Conduct of Business. No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.8 and businesses reasonably related thereto.
     Section 5.9 Deposit Accounts and Securities Accounts. No Borrower will, or will permit any Subsidiary (other than a Foreign Subsidiary) to, directly or indirectly, establish any new, Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, such Borrower or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement prior to or concurrently with the establishment of such Deposit Account or Securities Account. Borrowers represent and warrant that Schedule 5.9 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. The provisions of this Section requiring Deposit Account Control Agreements and Securities Account Control Agreements (but not the provisions requiring notice to Administrative Agent of new Deposit Accounts and Securities Accounts) shall not apply to (x) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees and identified to Administrative Agent by Borrowers as such and (y) other Deposit Accounts and Securities Accounts not covered by the preceding clause (x) in which Borrowers maintain no more than $5,000 in any one such Deposit Account or Securities Account at any one time (and Borrowers hereby covenant that they shall not maintain or permit to exist on deposit more than $5,000 on any such other Deposit Account or Securities Account that is not so subject to a Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) pursuant to this clause (y)).
     Section 5.10 Payments and Modifications of Subordinated Debt. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (a) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt unless permitted pursuant to the applicable Subordination Agreement or (b) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or accelerate the manner or timing of payment of, such Subordinated Debt; (ii) accelerate the dates upon which payments of principal or interest are due on, or the principal amount of, such Subordinated Debt; (iii) change any event of default in any manner adverse to any Borrower, its Subsidiaries Administrative Agent or Lenders or add or make more restrictive any covenant with respect to such Subordinated Debt; (iv) change the prepayment provisions of such Subordinated Debt or any of the defined terms related thereto in any manner adverse to any Borrower, its Subsidiaries Administrative Agent or Lenders; (v) change the subordination provisions thereof (or the subordination terms of any guarantee thereof); (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Borrower, any Subsidiaries, Administrative Agent or Lenders; or (viii) otherwise conflict with the terms of or be prohibited under the terms of any Subordination Agreement applicable thereto. Each Borrower shall, prior to entering into any such amendment or modification, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy thereof and, if approval of Required Lenders is required by the terms of this Agreement prior to the taking of any such action, such Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such items without obtaining such approval from Required Lenders.
     Section 5.11 Compliance with Anti-Terrorism Laws. Administrative Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Administrative Agent if such Borrower has knowledge that any Borrower or any additional Credit Party becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any
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Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
     Section 5.12 Regulated Entities and Activities; Pensions. No Borrower will, or will permit any of its Subsidiaries (or, in the case of clauses (c), (d), (e) or (f), any ERISA Affiliate) to, (a) become an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940; (b) undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or use any of the proceeds of any Loan directly or indirectly for the purchase of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally used to purchase or carry, any margin stock; (c) maintain or contribute to or become obligated to maintain or contribute to any Pension Plan or any Multiemployer Plan or incur any liability under Title IV of ERISA; (d) fail to meet the applicable minimum funding requirements of ERISA with respect to any ERISA Employee Benefit Plan (to the extent any such minimum funding requirements exist with respect to any such ERISA Employee Benefit Plan), or permit a “reportable event”, as defined in Section 4043(c) of ERISA (other than an event for which the notice requirement is waived), or a non-exempt prohibited transaction, as described in Section 406 of ERISA, to occur with respect to any Pension Plan, or make any amendment to any ERISA Employee Benefit Plan which will result or could reasonably be expected to result in the imposition of a Lien on any property or assets of any Borrower or any such Subsidiary (or ERISA Affiliate) or the requirement that any Borrower or any such Subsidiary (or ERISA Affiliate) post a bond or provide other security under ERISA or the Code; (e) withdraw or permit any such Subsidiary (or ERISA Affiliate) to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present Pension Plan that could reasonably be expected to result in any liability of any Borrower to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, (f) fail to pay (or permit its Subsidiaries or ERISA Affiliates to fail to pay) all amounts and make all contributions necessary to fund all present Pension Plans in accordance with their terms, or fail to fund or make any and all contributions to any ERISA Employee Benefit Plan that is a “401(k)”, “profit sharing” or similar defined contribution plan except to the extent that failure to so fund or make contributions to any such “401(k)”, “profit sharing” or similar defined contribution plan would not reasonably be expected to have a Material Adverse Effect, or (g) fail to comply with the Federal Fair Labor Standards Act.
     Section 5.13 Margin Regulations. No Borrower will, or will permit any Subsidiary to, use any of the proceeds from the Loans, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
     Section 5.14 Representations, Warranties and Covenants Concerning Domestic Ownership of Intellectual Property; Transactions with Foreign Subsidiaries and Corporate Restructuring Transactions.
     (a) Without contradicting the generality of Section 4.9, each Borrower hereby represents and covenants that all Intellectual Property necessary and/or material to the conduct of Borrowers’ business and to the manufacture, distribution and sales of the Products sold by Borrowers (or to the testing and development of Products intended to be sold by Borrowers), including without limitation all Intellectual Property related to Borrowers’ business concerning the testing, development, manufacture, distribution and sale of its Closing Date Accell Products, is and shall at all times be owned by a Borrower organized under the laws of a state of the United States.
     (b) Notwithstanding anything to the contrary contained in the foregoing or any other provision of this Agreement, specifically including any provision of this Article 5, the following transactions shall be permitted under this Agreement:
     (i) the making of dividends or other distributions on equity by any Foreign Subsidiary to a Borrower.
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     (ii) sales of Inventory from any Borrower to the Swiss Subsidiary in the Ordinary Course of Business on terms that are no less favorable to the applicable Borrower than those which might be obtained from a third party not an Affiliate of any Credit Party.
     (iii) any and all actions taken to effect the dissolution of IsoTis T.E. Facility B.A. and Modex Therapeutics GmbH.
     (iv) any and all actions taken by Principal Borrower or any Subsidiary of Principal Borrower in connection with the transaction(s) necessary for Principal Borrower to acquire and become the sole owner of any and all shares of the capital stock of IsoTis S.A. issued and outstanding but not already held and owned by Principal Borrower as of the Closing Date (such transaction(s), collectively, the “Swiss Squeeze-Out Transactions”), including without limitation any and/or all of the following:
          (1) the formation of a wholly-owned Foreign Subsidiary of Principal Borrower for the purposes of effecting a merger between such entity and IsoTis S.A. to accomplish the Swiss Squeeze-Out Transactions (any such Foreign Subsidiary created for such purpose, the “Swiss Merger Subsidiary”) and the subsequent merger of such Swiss Merger Subsidiary and IsoTis S.A., with either entity as the surviving entity;
          (2) the issuance of shares of Principal Borrower in exchange for and/or as consideration paid for any and all shares of the capital stock of IsoTis S.A. issued and outstanding but not already held and owned by Principal Borrower as of the Closing Date and/or the payment of cash for any fractional shares (but not any whole shares) of the capital stock of IsoTis S.A. being acquired; and/or
          (3) the payment by Principal Borrower or any other Borrower in cash of all fees, commissions and other expenses incurred in connection with the Swiss Squeeze-Out Transactions, specifically including any transaction(s) described in the foregoing clauses (1) and (2);
     so long as, upon the completion and consummation of such transaction(s), (x) IsoTis S.A. or, if applicable, any Swiss Merger Subsidiary into which and/or with which IsoTis S.A. shall have merged in order to effectuate such transaction(s), if such Swiss Merger Subsidiary and not IsoTis S.A. was the surviving entity of such merger, shall be the wholly-owned Subsidiary of Principal Borrower and (y) no cash shall have been expended or debt issued by Principal Borrower or any other Borrower in connection with such transaction(s) except as expressly permitted above.
     (iv) any and all actions taken (for any reason whatsoever, including without limitation, solely for income tax purposes) by Borrowers and/or any Subsidiary to transfer all of the capital stock of OrthoBiologics. owned by the Swiss Subsidiary to Principal Borrower, either as a distribution in respect of equity or as any other form of transaction, so long as no consideration, cash or otherwise, is paid by Principal Borrower or OrthoBiologics to the Swiss Subsidiary in any such distribution or other transaction other than applicable taxes imposed on the Swiss Subsidiary in any such distribution or other transaction;
     (v) for so long as OrthoBiologics shall remain a direct wholly-owned Subsidiary of the Swiss Subsidiary (and the Swiss Subsidiary shall remain a direct and majority-owned and controlled Subsidiary of Principal Borrower), the making of dividends, distributions, contributions or other payments to the Swiss Subsidiary by OrthoBiologics but only if and on the condition that the Swiss Subsidiary shall (and Principal Borrower shall cause the Swiss Subsidiary to) immediately declare, pay or make to Principal Borrower as dividends, distributions, contributions or other payments or any other transaction (other than as payment for Inventory purchased by the Swiss Subsidiary under clause (c)(ii) above or as an offset against any of the OrthoBiologics Swiss Indebtedness owing to IsoTis S.A.) the entire amount of such dividend, distribution, contribution or other payment from OrthoBiologics to the Swiss Subsidiary, net of applicable taxes imposed on the Swiss Subsidiary with respect to such dividend, distribution, contribution or other payment;
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     (vi) for so long as OrthoBiologics shall remain a direct wholly-owned Subsidiary of the Swiss Subsidiary (and the Swiss Subsidiary shall remain a direct and majority-owned and controlled Subsidiary of Principal Borrower), the making of dividends, distributions, contributions or other payments by Principal Borrower to the Swiss Subsidiary but only if and on the condition that the Swiss Subsidiary shall (and Principal Borrower shall cause the Swiss Subsidiary to) immediately declare, pay or make to OrthoBiologics (other than as payment for Inventory purchased by the Swiss Subsidiary under clause (c)(ii) above or as an offset against any of the OrthoBiologics Swiss Indebtedness owing to IsoTis S.A.) the entire amount of such dividend, distribution, contribution or other payment from Principal Borrower to the Swiss Subsidiary, net of applicable taxes imposed on the Swiss Subsidiary with respect to such dividend, distribution, contribution or other payment; and
     (vii) any Permitted Foreign Investment Transaction.
     (c) Notwithstanding anything to the contrary set forth in this Agreement or any other Financing Document, Borrowers hereby agree and covenant that:
     (i) no later than sixty (60) days after the Closing Date, the Swiss Subsidiary shall, and Principal Borrower shall cause the Swiss Subsidiary to, distribute to Principal Borrower as a dividend or distribution in respect of the Swiss Subsidiary’s equity or otherwise transfer to Principal Borrower for no consideration, any and all unrestricted cash held by the Swiss Subsidiary in excess of $750,000 (which such amount, net of applicable taxes reasonably estimated by Principal Borrower to be imposed on such transfer, shall be distributed or otherwise transferred by the Swiss Subsidiary to a Deposit Account of Principal Borrower maintained in the United States subject to a Deposit Account Control Agreement in favor of Administrative Agent); and
     (ii) at all times from and after the sixtieth (60th) after the Closing Date, the Swiss Subsidiary shall not, and Principal Borrower shall not permit the Swiss Subsidiary to, maintain unrestricted cash in an amount in excess of $775,000 at any one time, and if on any day, the Swiss Subsidiary shall have unrestricted cash in excess of such amount, the Swiss Subsidiary shall, and Principal Borrower shall cause the Swiss Subsidiary to, within three (3) Business Days thereafter, distribute and/or otherwise transfer all such excess cash to Principal Borrower in the manner set forth in clause (i) immediately above;
     provided that, it is acknowledged and agreed by the parities hereto nothing contained in the foregoing shall be deemed to apply to or prevent the Swiss Subsidiary from continuing to maintain restricted cash that constitutes part of the Osteotech LC Cash Collateral in amount not to exceed at any time the lesser of (x) $600,000 or (y) the Swiss Subsidiary’s share (as internally allocated among Principal Borrower and its Subsidiaries) of the Osteotech Indebtedness.
ARTICLE 6 — RESERVED
ARTICLE 7 — CONDITIONS
     Section 7.1 Conditions to Closing. The obligation of each Lender to make the initial Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the closing checklist prepared by Administrative Agent or its counsel, each in form and substance reasonably satisfactory to Administrative Agent and Lenders and their respective counsel, and such other closing deliverables reasonably requested by Administrative Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders and their respective counsel in their reasonable discretion: (a) the payment of all fees, expenses and other amounts due and payable as of the Closing Date under each Financing Document; (b) the absence, since December 31, 2006, of any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Credit Parties taken as a whole, except for any such material adverse change that has occurred since such date but which has subsequently been cured and/or is not continuing; and (c) the receipt by Administrative Agent of such other documents, instruments and/or agreements as Administrative Agent may reasonably request.
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     Section 7.2 Conditions to Each Loan, Support Agreement and Lender Letter of Credit.
     In addition to the conditions set forth in Section 7.1, The obligation of the Lenders to make a Loan (other than Revolving Loans made pursuant to Section 2.5(c) or under clause (B) of the fourth sentence of Section 2.1(b)(i)) or an advance in respect of any Loan, of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit, (including on the Closing Date) is subject to the satisfaction of the following additional conditions, compliance with which shall be determined by Administrative Agent: (a) the fact that, immediately before and after such advance or issuance, no Default or Event of Default shall have occurred and be continuing; (b) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such advance or issuance, except to the extent that any such representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date; and (c) the fact that no adverse change in the condition (financial or otherwise), properties, business or operations of Borrowers or any other Credit Party, taken as a whole, shall have occurred and be continuing with respect to Borrowers or any Credit Party, taken as a whole since the date of this Agreement. Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects (except to the extent that such representations and warranties expressly relate solely to an earlier date).
ARTICLE 8 — RESERVED
ARTICLE 9 — SECURITY AGREEMENT
     Section 9.1 Generally. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Administrative Agent, for the benefit of Lenders and Administrative Agent, a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof.
     Section 9.2 Representations and Warranties and Covenants Relating to Collateral.
     (a) Borrowers shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless Borrowers have given at least thirty (30) days prior written notice to Administrative Agent of Borrowers’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Administrative Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Administrative Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.
     (b) Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Default or Event of Default exists and in amounts which are not material with respect to the Account and which, after giving effect thereto, do not cause the Borrowing Base to be less than the Revolving Loan Outstandings) without the prior
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written consent of Administrative Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Administrative Agent after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Borrowers with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrowers and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.
     (c) (i) Borrowers shall deliver to Administrative Agent all Tangible Chattel Paper in an amount in excess of $5,000 individually or $25,000 in the aggregate and all Instruments and Documents in an amount in excess of $5,000 individually or $25,000 in the aggregate owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall provide Administrative Agent with “control” (as defined in Article 9 of the UCC) of all Electronic Chattel Paper in an amount in excess of $5,000 individually or $25,000 in the aggregate owned by any Borrower and constituting part of the Collateral by having Administrative Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrowers also shall deliver to Administrative Agent all security agreements securing any such Chattel Paper and securing any such Instruments. At the request of Administrative Agent, Borrowers will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents. Borrowers shall comply with all the provisions of Section 5.9 with respect to the Deposit Accounts and Securities Accounts of Borrowers.
          (ii) Borrowers shall deliver to Administrative Agent all letters of credit with a stated amount in excess of $5,000 individually or $25,000 in the aggregate on which any Borrower is the beneficiary and which give rise to Letter-of-Credit Rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall take any and all actions as may be necessary or desirable, or that Administrative Agent may request, from time to time, to cause Administrative Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such Letter-of-Credit Rights in a manner acceptable to Administrative Agent.
          (iii) Borrowers shall promptly advise Administrative Agent upon any Borrower becoming aware that it has any interests in any Commercial Tort Claim in an amount in excess of $5,000 individually or $100,000 in the aggregate which is not Excluded Property for which a complaint has been filed by Borrowers in a court of competent jurisdiction, which such notice shall include descriptions of the events and circumstances giving rise to such Commercial Tort Claim and the dates such events and circumstances occurred, the potential defendants with respect such Commercial Tort Claim and any court proceedings that have been instituted with respect to such Commercial Tort Claim, and Borrowers shall, with respect to any such Commercial Tort Claim, execute and deliver to Administrative Agent such documents as Administrative Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to any such Commercial Tort Claim.
          (iv) Except for Accounts and Inventory in an aggregate amount of $25,000, no Accounts or Inventory or other Collateral of Borrowers shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrowers’ agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control. Borrowers have notified Administrative Agent that Borrowers’ Inventory is currently located at the locations set forth on Schedule 9.2. Borrowers shall, upon the request of Administrative Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Administrative Agent’s account subject to Administrative Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Administrative Agent’s benefit.
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          (v) Borrowers shall not permit any tangible Personal Property to become Fixtures to real estate unless such real estate is subject to a Lien in favor of Administrative Agent.
          (vi) Each Borrower hereby authorizes Administrative Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Administrative Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (provided that, notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Agreement, specifically including the definition of “Collateral” as set forth on Schedule 9.1 as in effect at any time, each Borrower hereby specifically authorizes Administrative Agent to describe and indicate the collateral covered by any such financing statement as “all assets” and/or “all personal property” of such Borrower now owned or hereafter acquired, without any reference to or exclusion for the Excluded Property, regardless of whether such a description is broader than/includes types or items of assets or property not included in the definition of “Collateral” as set forth on Schedule 9.1 as in effect at any time (including as of the Closing Date) and/or from time to time), in such jurisdictions as Administrative Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Administrative Agent to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to the Collateral.
          (vii) Borrowers shall furnish to Administrative Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Administrative Agent may reasonably request from time to time.
          (viii) Borrowers hereby acknowledge and agree that, at all times during which any of the Lenders have any obligations or commitments to make loans or extensions of credit under this Agreement and/or any of the Obligations (other than contingent indemnification obligations with respect to matters not yet known to Administrative Agent) are not yet paid in full, then, as between Borrowers on the one hand and Administrative Agent and Lenders on the other hand, any Lender (and/or any Affiliate of any Lender) that has control over and a Lien on any Deposit Account or Security Account of any Borrower to secure any indebtedness, liabilities or obligations other than the Obligations under the Financing Documents shall be deemed to hold such Lien and to have control over any such Deposit Accounts or Security Accounts both for its own benefit to secure such other indebtedness, liabilities and obligations and as agent for perfection for the benefit of the Administrative Agent and the Lenders to secure the Obligations under the Financing Documents (and to the extent such a dual Lien in any such Deposit Account or Securities Account has not yet been granted to any such Lender (or Affiliate of Lender), Borrowers hereby make such grant), all subject, as among the Lenders and Administrative Agent but without creating any third party beneficiary rights in Borrowers to any additional agreement among Lenders and Administrative Agent (including any such agreement in Article 11 below) regarding their respective rights and remedies with respect to such Deposit Accounts and Securities Accounts.
     Section 9.3 UCC Remedies.
     (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Required Lenders may direct Administrative Agent to commence the exercise of rights and remedies against Borrowers and the Collateral for its benefit and for the benefit of the Lenders. Upon (but not before) receipt by Administrative Agent of such a direction from Required Lenders, Administrative Agent shall so commence such exercise of rights and remedies, and Administrative Agent (without the need for further instructions or direction or consent of Required Lenders), in addition to all other rights, options, and remedies granted to Administrative Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:
          (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;
          (ii) The right to (by its own means or with judicial assistance) enter any of Borrowers’
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premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrowers’ original books and records, to obtain access to Borrowers’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action (if Borrowers’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Borrowers hereby irrevocably authorize such service, contractor or other agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent’s instructions with respect to further services to be rendered);
          (iii) The right to require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Administrative Agent at any place designated by Administrative Agent which is reasonably convenient to Administrative Agent and Borrowers;
          (iv) The right to notify postal authorities to change the address for delivery of Borrowers’ mail to an address designated by Administrative Agent and to receive and open of all mail addressed to any Borrower.
          (v) The right to enforce Borrowers’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Administrative Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Borrowers, and (ii) the right, in the name of Administrative Agent or any designee of Administrative Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrowers’ compliance with applicable Laws. Borrowers shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Administrative Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Borrowers’ affairs, all of which contacts Borrowers hereby irrevocably authorize.
     (b) Each Borrower agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. Such notice shall (i) describe Administrative Agent and Borrowers, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that Borrowers are entitled to an accounting of the Obligations as the case may be, and state the charge, if any, for any accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Administrative Agent without prior notice to Borrowers. At any sale or disposition of Collateral, Administrative Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrowers, which right is hereby waived and released. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Administrative Agent’s exercise of its rights and remedies with respect to the Collateral. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Administrative Agent sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Borrowers shall be credited with the proceeds of the sale. Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.
     (c) Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower
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hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.
     (d) Administrative Agent and each Lender is hereby granted an irrevocable, non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Article, Borrowers’ rights under all licenses and all franchise agreements inure to Administrative Agent’s and each Lender’s benefit, provided that Administrative Agent’s and Lender’s rights under such present grant of a license and right to use shall not include the right to take any such action or make any such use of Borrowers’ Intellectual Property absent the occurrence and continuance of an Event of Default.
ARTICLE 10 — EVENTS OF DEFAULT
     Section 10.1 Events of Default.
     For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
     (a) any Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, in each case within three (3) Business Days after any such principal, interest or fee becomes due, or there shall occur any default in the performance of or compliance with Section 2.11 or 4.14;
     (b) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Administrative Agent within (i) with respect to any default under Article 5, Section 4.1, Section 4.3(a), Section 4.3(c) or Section 4.15, five (5) days of the occurrence of such default or the event giving rise to such default; (ii) with respect to all other matters, twenty (20) days after the Borrower Representative receives notice thereof from Administrative Agent;
     (c) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);
     (d) (i) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt to cause, Debt or other liabilities having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $100,000 to become or be declared due prior to its stated maturity; or (ii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt;
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     (e) any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
     (f) an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty days (60) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Borrower under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;
     (g) (i) institution of any steps by any Person to terminate any Pension Plan of any Borrower, or any of its Subsidiaries or ERISA Affiliates (if any such Pension Plan exists) if as a result of such termination any Credit Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000, (ii) a contribution failure occurs with respect to any Pension Plan of any Borrower, or any of its Subsidiaries or ERISA Affiliates (if any such Pension Plan exists) sufficient to give rise to a Lien on any property or assets of any Borrower or any of its Subsidiaries or ERISA Affiliates under Section 302(f) of ERISA, or (iii) there shall occur any complete withdrawal or partial withdrawal from a Multiemployer Plan by any Borrower, or any of its Subsidiaries or ERISA Affiliate (if any such Multiemployer Plan to which any Borrower, or any of its Subsidiaries or ERISA Affiliate contributes exists) and the withdrawal liability (without unaccrued interest) of Borrowers, and their Subsidiaries and ERISA Affiliates to Multiemployer Plans to which any of them contributes or has contributed (including any outstanding withdrawal liability that such Borrower, or any applicable Subsidiary or ERISA Affiliate has incurred on the date of such withdrawal) exceeds $100,000;
     (h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $100,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;
     (i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;
     (j) the institution by any Governmental Authority of criminal proceedings against any Credit Party;
     (k) a default or event of default occurs under any guaranty of any portion of the Obligations;
     (l) any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;
     (m) if the Principal Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, the Principal Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered
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with a public securities exchange;
     (n) the failure of Borrowers to obtain “510(k) clearance” for all of its Closing Date Accell Products by December 31, 2007; or
     (o) the occurrence of any fact, event or circumstance that has or that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of ten (10) days after written notice from Administrative Agent..
     All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.
     Section 10.2 Acceleration and Suspension or Termination of Revolving Loan Commitment and Term Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall if requested by Required Lenders (but not until so requested), (a) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment and Term Loan Commitment and the obligations of Administrative Agent and Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Revolving Loan Commitment and Term Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.
     Section 10.3 Cash Collateral. If (a) any Event of Default specified in Section 10.1(e) or 10.1(f) shall occur, (b) the Obligations shall have otherwise been accelerated pursuant to Section 10.2, or (c) the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall have been terminated pursuant to Section 10.2, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrowers shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.
     Section 10.4 Default Rate of Interest. At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (a) the Loans and other Obligations shall bear interest at rates that are five percent (5.0%) per annum in excess of the rates otherwise payable under this Agreement, and (b) the fee described in Section 2.5(b) shall increase by a rate that is five percent (5.0%) in excess of the rate otherwise payable under such Section; provided that, notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the increased rates of default interest and fees under Section 2.5(b) provided for in this section shall be applicable automatically and immediately upon the occurrence and during the continuance of any Event of Default occurring under Section 10.1(e) or 10.1(f) above without the necessity of any further affirmative action by any party.
     Section 10.5 Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off
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with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section.
     Section 10.6 Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of such Borrower or any other Credit Party of all or any part of the Obligations, and, as between Borrowers on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and to provide cash collateral to secure any and all Letter of Credit Liability and future payment of related fees, as provided for in Section 2.5(e); and fifth to any other indebtedness or obligations of Borrowers owing to Administrative Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
     Section 10.7 Waivers and Remedies.
     (a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent’s or any Lender’s taking possession or control of, or to Administrative Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal, marshalling and exemption Laws. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.
     (b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any acquiescence in non-compliance, indulgence, extension of time, renewal, waiver, or modification made, granted or consented to by Administrative Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Administrative Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of
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law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.
     (c) Any delay or forbearance by Administrative Agent or any Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.
     (d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.
     (e) Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.
     Section 10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.
ARTICLE 11 — ADMINISTRATIVE AGENT
     Section 11.1 Appointment and Authorization. Lenders hereby irrevocably appoint and authorize Administrative Agent to be the agent of Lenders under and with respect to this Agreement and the other Financing Documents and to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 12.5 and to the terms of the other Financing Documents, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for
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the benefit of Administrative Agent and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof (except to the extent of Borrower’s right to be consulted (but not to consent) in the appointment of any successor Administrative Agent as and to the extent provided for in Section 11.12 below). In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its own agents or employees.
     Section 11.2 Administrative Agent and Affiliates. Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.
     Section 11.3 Action by Administrative Agent. The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.
     Section 11.4 Consultation with Experts. Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
     Section 11.5 Liability of Administrative Agent. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable with respect to its specific duties set forth hereunder, but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document; (iii) the satisfaction of any condition specified in any Financing Document; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).
     Section 11.6 Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.
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     Section 11.7 Right to Request and Act on Instructions. Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Laws or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.
     Section 11.8 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.
     Section 11.9 Collateral Matters. Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to (x) release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Term Loan Commitment and Revolving Loan Commitment and payment in full of all Obligations (other than contingent indemnification obligations with respect to matters not yet known to Administrative Agent), the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Letters of Credit; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents) and (y) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document constituting property which is the subject of a Permitted Asset Disposition (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property which is the subject of a Permitted Asset Disposition). Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section.
     Section 11.10 Agency for Perfection. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent’s instructions or transfer control to Administrative Agent in accordance with Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 10.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.
     Section 11.11 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement,
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describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.
     Section 11.12 Successor Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Administrative Agent, provided that, so long as no Event of Default shall have occurred and be continuing, Required Lenders shall consult with Borrowers regarding such appointment of a successor Administrative Agent (but further provided that this right to be consulted shall not be construed or deemed to imply a requirement that Required Lenders at any time obtain the consent of Borrowers to such an appointment or to grant to Borrowers the ability to veto any such appointment). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and notice of such acceptance to the retiring Administrative Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the retiring Administrative Agent’s resignation shall become immediately effective and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, Administrative Agent shall have the exclusive right, upon one (1) Business Days’ notice to Borrowers and the Lenders, and the delivery to a Lender, for the benefit of all Lenders, of all Collateral in the possession of the retiring Administrative Agent, to make its resignation effective immediately. From and following the effectiveness of such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.
     Section 11.13 Disbursements of Revolving Loans; Payment and Sharing of Payment.
     (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.
          (i) Administrative Agent shall have the right, on behalf of Lenders (other than Non-Funding Lenders) to disburse funds to Borrowers for all Revolving Loans requested or deemed requested by Borrowers pursuant to the terms of this Agreement regardless of whether the conditions precedent set forth in Section 7.2 are then satisfied, including the existence of any Default or Event of Default either before or after giving effect to the making of such Revolving Loans; provided, that Administrative Agent shall not advance any Revolving Loan pursuant to this clause (i) if, to the knowledge of Administrative Agent, the Revolving Loan Outstandings exceed the Revolving Loan Limit, either before or after giving effect to the making of any proposed Revolving Loan. Administrative Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender, other than any Non-Funding Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrowers. Each Lender (other than any Non-Funding Lender) shall reimburse Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Administrative Agent pursuant to the first sentence of this clause (i), or if Administrative Agent so requests, each Lender (other than any Non-Funding Lender) will remit to Administrative Agent its Pro Rata Share of any
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Revolving Loan before Administrative Agent disburses the same to Borrowers. If Administrative Agent elects to require that each Lender (other than any Non-Funding Lender) make funds available to Administrative Agent, prior to a disbursement by Administrative Agent to Borrowers, Administrative Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s Pro Rata Share of the Revolving Loan requested by Borrowers no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall, subject to the provisions of Article 7, pay Administrative Agent on such date such Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Administrative Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Administrative Agent’s demand, Administrative Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Administrative Agent. Any repayment required by Borrowers pursuant to this Section shall be accompanied by accrued interest thereon from and including the date such amount is made available to Borrowers to but excluding the date of payment at the rate of interest then applicable to Revolving Loans. Nothing in this Section or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.
          (ii) On a Business Day of each week as selected from time to time by Administrative Agent, or more frequently (including daily), if Administrative Agent so elects (each such day being a “Settlement Date”), Administrative Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Lender’s percentage interest of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender’s actual percentage interest of the Revolving Loan balance to such Lender’s required percentage interest of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due shall pay Administrative Agent, without setoff or discount, to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate (as defined in Section 11.16), for the first three (3) days following the scheduled date of settlement, and thereafter at the Base Rate plus Base Rate Margin applicable to Revolving Loans.
          (iii) On each Settlement Date, Administrative Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s percentage interest of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Revolving Loan, to the extent of such Lender’s Revolving Loan Exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Administrative Agent, as the same may be modified from time to time by written notice to Administrative Agent; provided, that, in the case such Lender is a Defaulted Lender, Administrative Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from Borrowers.
          (iv) On the Closing Date, Administrative Agent, on behalf of the Lenders, may elect to advance to Borrowers the full amount of the initial Loans to be made on the Closing Date prior to receiving funds from the Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Loans to Borrowers in a timely manner on such date. If Administrative Agent elects to advance the initial Loans to Borrowers in such manner, Administrative Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Loans unless Administrative Agent receives such Lender’s Pro Rata Share of such Loans by 3:00 p.m. (Chicago time) on the Closing Date.
          (v) Notwithstanding anything to the contrary in this Agreement, repayment of Revolving Loans by Administrative Agent shall be made first in respect of Revolving Loans made at the time any Non-Funding Lenders exist, and second in respect of all other outstanding Revolving Loans.
          (vi) The provisions of this Section 11.13(a) shall be deemed to be binding upon
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Administrative Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrowers or any other Credit Party.
     (b) Term Loan Payments. Payments of principal, interest and fees in respect of the Term Loans will be settled on the date of receipt if received by Administrative Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.
     (c) Return of Payments.
          (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate (as defined in Section 11.16).
          (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without setoff, counterclaim or deduction of any kind.
     (d) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.
     (e) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 2.9(d)) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.
     Section 11.14 Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Administrative Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by
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Borrowers, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Borrowers hereby agree to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section, in accordance with the provisions of Section 11.6.
     Section 11.15 Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and in the Term Loan Commitment and Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.
     Section 11.16 Definitions. As used in this Article 11, the following terms have the following meanings:
     “Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.
     “Revolving Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the amount of such Lender’s Revolving Loan Outstandings on such date divided by the aggregate Revolving Loan Outstandings of all Lenders on such date.
     Section 11.17 Cash Collateral. The parties acknowledge that Borrower may in the future desire to pledge cash and/or securities in connection with the provision by Silicon Valley Bank (“SVB”) to Borrower of certain cash management services, such as the issuance of credit cards and the like (collectively, “Cash Management Services”). The parties agree that notwithstanding anything to the contrary contained in this Agreement, Borrower may pledge cash and/or securities to SVB as collateral to secure its obligations to SVB relating to Cash Management Services in an amount not to exceed $250,000 (such cash and/or securities and the proceeds thereof not exceeding such amount (but expressly excluding any other Collateral) being hereinafter referred to as the “Cash Collateral”). The parties further agree that (x) notwithstanding anything to the contrary contained in this Agreement, SVB’s lien on the Cash Collateral shall be senior in priority to the liens of Administrative Agent and Lenders under this Agreement to the extent of Borrower’s reimbursement obligations in respect of Cash Management Services (collectively, the “Reimbursement Obligations”), and (y) SVB may extend credit to Borrower in connection with the provision of Cash Management Services and take such action as SVB deems necessary to enforce its rights and remedies to satisfy the Reimbursement Obligations in respect to Cash Management Services, all without prior notice to or the consent of Lenders. SVB agrees to use its best efforts to give immediate notice to Lenders of such action being taken, and neither Administrative Agent nor any Lender may foreclose upon, or force SVB to take any actions with respect to, the Cash Collateral notwithstanding anything in this Agreement to the contrary. SVB consents to Borrower’s grant to Lenders of liens and security interests against the Cash Collateral (and agrees that it shall hold such Cash Collateral both to perfect its own security interests therein as provided for in this paragraph and also as bailee and agent for Administrative Agent and Lenders to perfect their security interests therein granted under this Agreement, however, SVB may release the Cash Collateral without the consent of the other Lenders), and the parties agree that (i) the Cash Collateral and proceeds thereof shall be distributed to SVB and other Lenders and
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Administrative Agent, after satisfaction of the Reimbursement Obligations to SVB, in the manner and order set forth herein, and (ii) to the extent that the Cash Collateral is insufficient to satisfy the Reimbursement Obligations to SVB in full (a “Deficiency”), any such Deficiency cannot be repaid by Borrower (and SVB shall not accept or receive any payments as to such Deficiency) and SVB shall not be entitled to receive the proceeds of any Collateral other than the Cash Collateral until the Borrower’s indebtedness to Lenders under this Agreement and the other Financing Documents has been fully repaid. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, any Deposit Account Control Agreement entered into between Administrative Agent in its capacity as a secured creditor and SVB or any of its Affiliates in such entity’s capacity as the financial institution at which any Borrower maintains any Deposit Accounts or Securities Accounts (and not in its capacity as Lender hereunder) (each of SVB and its Affiliates in such capacity, “SVB Account Institution”) (each such agreement, an “SVB DACA”) or any other financing agreement, (x) the provisions of such SVB DACA dealing with such SVB Account Institution’s rights (and with the priority of such rights) to have and exercise claims against any and all such Deposit Account(s) and Securities Account(s) of Borrower maintained with such SVB Account Institution (each such account, a “Borrower SVB Account”) with respect to such matters as items deposited in such Borrower SVB Account returned unpaid (whether for insufficient funds or any other reason), overdrafts on any Borrower SVB Account, automated clearing house entries relating to any such Borrower SVB Account, any provisional credit granted by the applicable SVB Account Institution to any such Borrower SVB Account, claims of breaches of UCC transfer and presentment warranties made in connection with items deposited in such Borrower SVB Account and customary account maintenance fees and charges and commissions for services rendered in connection with any Borrower SVB Account and other similar matters shall control with regard to such rights (and the priority of such rights) regardless of any provision to the contrary contained in this Agreement or any other Financing Document other than such applicable SVB DACA and (y) any provisions of any such SVB DACA purporting to deal with such SVB Account Institution’s and/or Administrative Agent’s respective rights and priorities with respect to any cash collateral pledged to such SVB Account Institution to secure (or with respect to any rights of setoff or other similar banker’s liens or rights of such SVB Account Institution regarding) any other claim of such SVB Account Institution not covered by the preceding clause (x), specifically including any such cash collateral or rights relating to the Cash Management Services described in this Section 11.17, shall be subject to and superseded by the provisions of this Section 11.17 and any other applicable sections of this Agreement.
ARTICLE 12 — MISCELLANEOUS
     Section 12.1 Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Section 2.8 and Articles 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.
     Section 12.2 Time. Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.
     Section 12.3 Notices.
     (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 12.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other
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means, when received or when receipt is refused at the applicable address specified by this Section 12.3(a).
     (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.
     (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
     Section 12.4 Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 12.5 Amendments and Waivers.
     (a) No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers and the Required Lenders; provided that
          (i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Revolving Loan Commitment Amount or Term Loan Commitment Amount or Revolving Loan Commitment Percentage or Term Loan Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
          (ii) no such amendment, waiver or modification that would affect the rights and duties of Administrative Agent shall be effective without Administrative Agent’s written consent or signature;
          (iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan (B) postpone the date fixed for, or waive, any payment of principal of any Loan or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, agree to subordinate the Liens of the Administrative Agent or Lenders hereunder (except in favor of any purchase money Debt (including capital leases) incurred by Borrowers for the purchase of Equipment in compliance with this Agreement, but only with respect to the Equipment that was acquired with such purchase money Debt), authorize any Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of
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this Section 12.5; (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement or (G) amend any of the provisions of Section 10.6 or amend any of the definitions Pro Rata Share, Revolving Loan Commitment, Term Loan Commitment, Revolving Loan Commitment Amount, Term Loan Commitment Amount, Revolving Loan Commitment Percentage, Term Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence;
          (iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Administrative Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Financing Documents only in the event of the unanimous agreement of all Lenders.
     Section 12.6 Assignments; Participations; Replacement of Lenders.
     (a) Assignments.
          (i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loans and interest in the Revolving Loan Commitment and Term Loan Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the Revolving Loan Commitment and Term Loan Commitment and outstanding Loans; provided, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrowers and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, such other information regarding such Eligible Assignee as Administrative Agent reasonably shall require and a processing fee of $3,500; provided, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.
          (ii) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s percentage interest in the Revolving Loan Commitment and Term Loan Commitment (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment or Term Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrowers any prior Note held by it.
          (iii) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the
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contrary. Such register shall be available for inspection by Borrowers and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.
          (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (v) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Loans and Revolving Loan Commitments and Term Loan Commitments via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 12.6(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Revolving Loan Commitments and Term Loan Commitments pursuant to the Settlement Service (without any cost to Lender except for the processing fee referred to in clause (i) above). With the prior approval of each of Administrative Agent and the Borrower, Administrative Agent’s and the Borrower’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loans and Revolving Loan Commitments and Term Loan Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.
     (b) Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 10.5.
     (c) Replacement of Lenders. Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived, or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”), each of Borrower Representative and Administrative Agent may, at its option, notify such Affected Lender and, in the case of a Borrower Representative election, the Administrative Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event
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Borrower Representative or Administrative Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loans and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 12.6(a); provided, that (i) Borrowers shall have, as applicable, reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8 of this Agreement through the date of such sale and assignment and (ii) Borrowers shall pay to Administrative Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 12.6(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 12.6(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.6(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the Replacement Lender and, to the extent required pursuant to Section 12.6(a), Borrower, shall be effective for purposes of this Section 12.6(c) and Section 12.6(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 12.1.
     (d) Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.
     Section 12.7 Confidentiality. Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties, their respective Subsidiaries and their respective businesses identified as such by Borrowers and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) to prospective transferees or purchasers of any interest in the Loans, provided, however, that Administrative Agent or Lender, as the case may be, shall either obtain such Person’s written agreement to be bound by the provisions of this Section or obtain a written confidentiality agreement from such Person regarding any information to be disclosed by Administrative Agent or Lender, as the case may be, to any such prospective transferee or purchaser having provisions that will have the practical effect of providing Credit Parties with substantially the same protections as are provided by this Section, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, provided that Administrative Agent or such Lender shall Borrowers notice of such disclosure promptly thereafter to the extent Administrative Agent or such Lender is not prohibited from doing so by law (d) as may be required in connection with the examination, audit or similar investigation of such Person, (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization provided that any such Persons shall have agreed to be bound by the provisions of this Section or a confidentiality agreement having the same effect as this Section and (f) as Administrative Agent or such Lender, as the case may be, considers appropriate in exercising rights and remedies under this Agreement. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent or Lender, as the case may be, and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.
     Section 12.8 Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to
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direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
     Section 12.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS OR NEW YORK CITY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     Section 12.10 WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
     Section 12.11 Publication; Advertisement.
     (a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure, or (ii) with Merrill Lynch’s prior written consent.
     (b) Advertisement. Each Lender and each Credit Party hereby authorizes Merrill Lynch to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the
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Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrowers with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrowers shall have requested Merrill Lynch cease any such further publication.
     Section 12.12 Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by email delivery of an electronic version of an executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     Section 12.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 12.14 Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.
     Section 12.15 Expenses; Indemnity
     (a) Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Administrative Agent and Lenders (including the fees and expenses of Administrative Agent’s counsel, advisors and consultants) in connection with the negotiation, preparation, legal review and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing. If Administrative Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent or such Lender for the work performed.
     (b) Borrowers agree to pay all out-of-pocket charges and expenses incurred by Administrative Agent (including the fees and expenses of Administrative Agent’s counsel, advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Administrative Agent, the termination of this Agreement, the termination of any Liens of Administrative Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any “work-out” or with any proceeding under the Bankruptcy Code with respect to any Credit Party. If Administrative Agent uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Administrative Agent and Lenders and the collection of any amounts due under the Financing Documents or in connection with any other purpose mentioned in the foregoing sentence), Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent for the work performed.
     (c) Borrowers hereby indemnify and agree to defend (with counsel acceptable to Administrative Agent) and hold harmless Administrative Agent, each Lender, and their respective shareholders, directors, partners, officers, agents and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or
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become involved (whether as a party, witness or otherwise) (a) arising from any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (b) arising from the breach of any of the representations or warranties contained in any Financing Document, (c) arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral; provided, however, Borrowers shall not be liable under this Section 12.15(c) to the extent such loss is solely related to Indemnitee’s gross negligence or willful misconduct.
     (d) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
     Section 12.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent conveyance, preference or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[Signatures on Following Page]
{Remainder of Page Left Intentionally Blank]
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     IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:

ISOTIS, INC.

By:	/s/ Robert J. Morocco	[SEAL]

Name: Robert J. Morocco
Title: Chief Financial Officer

ISOTIS BIOLOGICS, INC.

By:	/s/ Robert J. Morocco	[SEAL]

Name: Robert J. Morocco
Title: Chief Financial Officer

Address:

2 Goodyear
Irvine, CA 92618
Attn: Robert J. Morocco, Chief Financial Officer
Facsimile: (949) 595-8711
E-Mail: Robert.Morocco@isotis.com

With copies to:

Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa CA 92626-1925
Attn: B. Shayne Kennedy
Facsimile Number: (714) 755 - 8290
[Signature Page 1 of 4 to Merrill Lynch/IsoTis Credit Agreement – May 2006]
© 2006 Merrill Lynch Capital

AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent

By:	/s/ William D. Gould	[SEAL]

Name: William D. Gould
Title: Director

Address:

222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Account Manager for MLC-HCF IsoTis transaction
Facsimile: 1-866-231-8408
E-Mail: MLC_HCF_ABL1@ml.com

With copies to:

Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245

Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053

Blank Rome LLP
130 N. 18th Street
One Logan Square
Philadelphia, PA 19103
Attn: Lawrence F. Flick, Esq.
Facsimile Number: (215) 569-5555

Payment Account Designation:

LaSalle Bank
200 West Monroe
Chicago, IL 60606
ABA #: 071000505
Account Name: MLBFS Healthcare Finance
Account #: 5800395088
Attention: IsoTis
[Signature Page 2 of 4 to Merrill Lynch/IsoTis Credit Agreement – May 2006]
© 2006 Merrill Lynch Capital

LENDERS:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Lender

By:	/s/ William D. Gould	[SEAL]

Name: William D. Gould
Title: Director

Address:

222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Account Manager for MLC-HCF IsoTis transaction
Facsimile: 1-866-231-8408
E-Mail: MLC_HCF_ABL1@ml.com

With copies to:

Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245

Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053

Blank Rome LLP
130 N. 18th Street
One Logan Square
Philadelphia, PA 19103
Attn: Lawrence F. Flick, Esq.
Facsimile Number: (215) 569-5555
[Signature Page 3 of 4 to Merrill Lynch/IsoTis Credit Agreement – May 2006]
© 2006 Merrill Lynch Capital

SILICON VALLEY BANK,
as Lender

By:	/s/ Kurt Miklinski	[SEAL]

Name: Kurt Miklinski
Title: Vice President

Address:

Silicon Valley Bank
38 Technology Drive, Suite 150
Irvine, CA 92618
Attn: Kurt Miklinski
Facsimile Number: (949) 789-1930
Email: team21a@svb.com

With copies to:

Levy, Small & Lallas
815 Moraga Drive
Los Angeles, California 90049
Attn: Angel F. Castillo
Facsimile Number: (310)471-7990
[Signature Page 4 of 4 to Merrill Lynch/IsoTis Credit Agreement – May 2006]
© 2006 Merrill Lynch Capital